SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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CENTURY ALUMINUM COMPANY
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 19, 2017
___________

To the Stockholders of Century Aluminum Company:

We cordially invite you to attend our 2017 Annual Meeting of Stockholders. The meeting this year will be held on Monday, June 19, 2017, at 8:00 a.m., Eastern Time, at the Belmond Charleston Place Hotel, 205 Meeting Street, Charleston, South Carolina. At the meeting, we will:

1.	Hold a vote to elect each of Jarl Berntzen, Michael Bless, Errol Glasser, Daniel Goldberg and Terence Wilkinson to our Board of Directors for a one-year term;
2.	Hold a vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
3.	Hold an advisory vote to approve the compensation of our named executive officers;
4.	Hold an advisory vote on how frequently our stockholders vote to approve the compensation of our named executive officers; and
5.	Transact any other business that may properly come before the meeting or at any adjournments or postponements of the meeting.

You may vote at the meeting if you owned our common stock at the close of business on April 21, 2017. Please note, there are three ways that you can vote before the meeting - by telephone, by the Internet or by mailing the proxy card.

By Order of the Board of Directors,

Jesse E. Gary
Executive Vice President, General Counsel and Secretary

Chicago, Illinois
April 25, 2017

YOUR VOTE IS IMPORTANT

An admission ticket is required to enter Century's 2017 Annual Meeting. Please follow the instructions under "How do I vote?" on page 2 of the proxy statement with respect to obtaining an admission ticket to attend the 2017 Annual Meeting or to otherwise vote your shares by telephone, internet or mail.

Proxy Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding Century Aluminum Company's 2016 performance, please review our 2016 Annual Report filed on Form 10-K with the Securities and Exchange Commission and any amendments thereto.
2017 Annual Meeting of Stockholders
Time and Date: 8:00 a.m. Eastern Time, Monday, June 19, 2017
Place: Belmond Charleston Place Hotel, 205 Meeting Street, Charleston, South Carolina
Record Date: April 21, 2017
Voting: Only holders of our common stock as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.
Admission: An admission ticket is required to enter Century's 2017 Annual Meeting of Stockholders. Please follow the instructions under "How do I vote?" on page 2 of the proxy statement in order to obtain an admission ticket.

Voting Proposals	Board Vote Recommendation
Item 1 - Election of Five Directors to Serve a One-Year Term Expiring 2018	FOR each Director Nominee
Item 2 - Ratification of Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for 2017	FOR
Item 3 - Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR
Item 4 - Advisory Vote on the Frequency of the Advisory Vote to Approve the Compensation of our Named Executive Officers	ONE YEAR frequency

Board Nominees (page 4)
Our Board of Directors (the "Board"), upon the recommendation of the Governance and Nominating Committee, has nominated five directors for election to the Board for a one-year term expiring in 2018.

The following table provides summary information about each nominee standing for election to the Board:

Name	Age	Director Since	Principal Occupation	Committee Memberships
Jarl Berntzen	50	2006	Senior Director, Cinema Strategic Initiatives at Dolby Laboratories, Inc.	A, C, G, H
Errol Glasser	63	2014	Partner and co-founder of Triangle Capital LLC	A, G, H
Daniel Goldberg	38	2011	Asset and Investment Manager of the Aluminum and Alumina Department of Glencore plc
Terence Wilkinson	71	2011	Chairman of the Board of Century	A, C, G
Michael Bless	51	2012	President and CEO of Century	H
A = Audit, C = Compensation, G = Governance and Nominating, H = Health, Safety and Sustainability

2016 Executive Compensation Highlights
Strong Pay for Performance Alignment

•
78% of 2016 target compensation for our CEO and 65%, on average, of 2016 target compensation for our other named executive officers is “at-risk” as it is dependent on achievement of performance goals or is subject to changes in our stock price;

•
All of our 2016 long-term incentive awards were granted in the form of equity-based awards thereby directly linking a significant portion of the compensation paid to our CEO (56%) and to our other named executive officers (42%) to our stock price performance;

•
75% of the target value of our CEO's long-term incentive awards (in the form of performance units) are tied to the Company’s total stockholder return ("TSR") relative to the TSR of our peers (66.6% in the case of the other named executive officers); and

•	Payouts under annual incentive bonuses are tied to the achievement of pre-established Company performance targets (70% weighting) and the executive’s individual performance (30% weighting).

Key Features of Our Executive Compensation Program

What We Do		What We Don't Do
●	We pay for performance	●	We do not have employment agreements with our officers, all of whom are at-will employees
●	We consider peer groups in establishing compensation	●	We do not allow executives to profit from short-term speculative swings in Company stock (e.g., no hedging)
●	We have robust Company stock ownership guidelines	●	We do not allow for repricing of underwater stock options (including cash-outs)
●	We have double-trigger equity vesting in the event of a change-in-control	●	We do not pay dividend equivalents on stock options and unvested restricted share units
●	We have clawback policies incorporated into our incentive plans	●	We do not allow pledging of Company stock
●	We pay reasonable salaries and provide appropriate benefits to our senior executives	●	We do not provide excise tax gross ups
●	We have a conservative compensation risk profile
●	Our Compensation Committee retains an independent compensation consultant
Our executive compensation practices are described in greater detail in the "Executive Compensation" section on page 19.

Century Aluminum Company
1 South Wacker Drive
Suite 1000
Chicago, Illinois 60606
___________

PROXY STATEMENT
___________

ANNUAL MEETING OF STOCKHOLDERS
June 19, 2017

Our Board is soliciting proxies for the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) of Century Aluminum Company (“Century” or the “Company”).  This proxy statement contains information about the items you will vote on at the 2017 Annual Meeting. Further information and instructions on how to vote online, or in the alternative, request a paper copy of these proxy materials and a proxy card, will be as set forth in the Notice of Internet Availability of Proxy Materials (“Notice”) as described below.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 19, 2017

We are pleased to take advantage of the Securities and Exchange Commission (“SEC”) rules that permit companies to furnish proxy materials to stockholders over the Internet. On or about May 5, 2017, we will begin mailing the Notice and making available to stockholders these proxy materials and the proxy card. The Notice contains instructions on how to vote online, or in the alternative, request a paper copy of the proxy materials and a proxy card. By furnishing a Notice and access to our proxy materials by the Internet, we are lowering the costs and reducing the environmental impact of the 2017 Annual Meeting. If you received a Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained on the Notice. Your vote is important no matter the extent of your holdings.

QUESTIONS AND ANSWERS

Q.         When and where will the 2017 Annual Meeting be held?

A.          The 2017 Annual Meeting is being held on June 19, 2017, at 8:00 a.m., Eastern Time, at the Belmond Charleston Place Hotel, 205 Meeting Street, Charleston, South Carolina.

If you plan to attend the meeting, you will need an admission ticket. To obtain an admission ticket, please write to: Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606, Attention: Admission Ticket or email admissionticket@centuryaluminum.com. Please include a copy of your brokerage statement showing your ownership of Century stock as of the record date of April 21, 2017, or a legal proxy (which you can obtain from your broker, bank or other similar organization), and we will send you an admission ticket.

Q.          Who is entitled to vote and how many votes do I have?

A.          You may vote at the 2017 Annual Meeting if you owned shares of our common stock at the close of business on April 21, 2017.  Each stockholder is entitled to one vote for each share of common stock held.

Q.          How many shares are available to vote in the Annual Meeting?

A.          On April 21, 2017, the record date for the 2017 Annual Meeting, there were 87,262,175 shares of Century common stock outstanding.

Q.          What constitutes a quorum for the meeting?

A.          The holders of a majority of the outstanding shares of Century's common stock will constitute a quorum for the transaction of business at the 2017 Annual Meeting.  Only shares of Century common stock that are present at the 2017 Annual Meeting, either in person or represented by proxy (including shares that the holder abstains from voting or does not vote with respect to one or more of the matters present for stockholder approval), will be counted for purposes of determining whether a quorum exists at the meeting.

Q.         How do I vote?

A.          There are four ways that you can vote your shares:

Internet.  The website for voting is http://www.ProxyVote.com.  To vote on the Internet, please follow the instructions provided in the Notice and have the Notice available when accessing the Internet.  The voting system is available 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on Friday, June 16, 2017.

Telephone.  If you are located in the United States or Canada, you can vote your shares by calling 1-800-690-6903.  This is a toll-free number available 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on Friday, June 16, 2017.  Please have your Notice available and follow the voice prompts to vote your shares.

Mail.  To vote by mail, please follow the instructions on your Notice to request a paper copy of the proxy card and proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope provided with the proxy materials.  If you mail your proxy card, we must receive it before 10:00 a.m. Eastern Time on Friday, June 16, 2017.

In Person.  If you are the stockholder of record, you may vote by attending the 2017 Annual Meeting on Monday, June 19, 2017 at 8:00 a.m., Eastern Time, at the Belmond Charleston Place Hotel, 205 Meeting Street, Charleston, South Carolina. If your shares are held in “street name” (i.e., you hold your shares in a brokerage account or through a bank or other nominee), you must obtain a copy of the legal proxy from your bank, broker or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name.

If you plan to attend the meeting, you will need an admission ticket. To obtain an admission ticket, please write to: Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606, Attention: Admission Ticket, or email admissionticket@centuryaluminum.com. Please include a copy of your brokerage statement showing your ownership of Century stock as of the record date of April 21, 2017, or a legal proxy (which you can obtain from your broker, bank or other similar organization), and we will send you an admission ticket.

Q.          What is the difference between holding shares as a stockholder of record and as a beneficial owner in "street name"?

A.          Most of our stockholders hold their shares in "street name" through a stock broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially in "street name."

Stockholder of Record.   If your shares are registered directly in your name with our transfer agent, Computershare Investor Services LLC, you are considered the stockholder of record of those shares.  As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2017 Annual Meeting.

Beneficial Owner.   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.”  The Notice is being forwarded to you by your broker or nominee, who is considered to be the stockholder of record for those shares.  As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote.  Your broker, bank or nominee has provided an accompanying voting instruction card for you to use in directing it as to how to vote your shares.  As a beneficial holder, you are invited to attend the 2017 Annual Meeting; however, because you are not the stockholder of record, you may not vote these shares in person at the 2017 Annual Meeting unless you obtain a signed proxy from your broker, bank or nominee giving you the right to vote the shares at the meeting.

Q.          How do I vote my shares that are held in a Century 401(k) plan?

A.          If you participate in one of Century's 401(k) plans, you must provide the trustee of the 401(k) plan with your voting instructions in advance of the meeting.  You may do this by returning your voting instructions by mail, or submitting them by telephone or the Internet.  You cannot vote shares held in a Century 401(k) plan in person at the 2017 Annual Meeting; only the plan trustee can directly vote your shares.  The trustee will vote your shares as you have instructed. If the trustee does not receive your instructions, your shares will not be voted.  To allow sufficient time for voting by the trustee, your voting instructions must be received before Friday, June 16, 2017.

Q.         May I change my vote?

A.          Yes.  If you are the stockholder of record, you may revoke a proxy or change your voting instructions by:

●	delivering a written notice of revocation or later-dated proxy to our Secretary at or before the taking of the vote at the 2017 Annual Meeting;
●	changing your vote instructions via the Internet up to 11:59 p.m. Eastern Time on June 16, 2017 (the Friday before the 2017 Annual Meeting);
●	changing your vote instructions via the telephone up to 11:59 p.m. Eastern Time on June 16, 2017; or
●	voting in person at the 2017 Annual Meeting.
If you hold your shares in one of Century's 401(k) plans, notify the plan trustee in writing prior to June 16, 2017, that your voting instructions are revoked or should be changed.

If your shares are held in “street name,” you must follow the specific instructions provided to you to change or revoke any instructions that you may have already provided to your bank, broker or other nominee.

Q.          What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

A.         Directors are elected by a plurality of votes, which means that the nominees that receive the highest number of votes "for" their election will be elected as directors, even if the nominees do not receive a majority of the votes cast.  Proposals No. 2 (ratification of independent registered public accounting firm) and No. 3 (advisory vote on executive compensation) require the affirmative vote of a majority of the outstanding shares of Century common stock represented at the meeting. With respect to Proposal No. 4 (the advisory vote on the frequency of future advisory votes on executive compensation), you may vote for every one year, two years, three years, or abstain.  The alternative receiving the greatest number of votes—one year, two years or three years—will be the frequency that stockholders approve.

Your shares will be voted in accordance with your instructions.  Abstentions will be treated as shares that are present and entitled to vote for purposes of determining a quorum for a matter, but will not be counted as a vote in favor of such matter.  Accordingly, an abstention from voting on a matter will not be counted for the purposes of electing directors and will have the same effect as a vote against the other matters.

Q.         Why is it important to instruct my broker how to vote?

A.         Under SEC rules, if you own shares in “street name” through a bank, broker or other nominee and do not instruct your bank, broker or other nominee how to vote, your bank, broker or other nominee may not vote your shares on proposals determined to be “non-routine.” Of the proposals included in this proxy statement, only the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 is considered to be “routine.” The other proposals are considered to be “non-routine” matters.  Therefore, if you do not provide your bank, broker or other nominee holding your shares in “street name” with voting instructions, those shares will count for quorum purposes, but will not be counted as shares present and entitled to vote on the election of directors, the advisory vote on the compensation of our named executive officers or the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. Therefore, it is important that you provide voting instructions to your bank, broker or other nominee.

Q.         What is “householding”?

A.         In addition to furnishing proxy materials over the Internet, the Company takes advantage of the SEC's “householding” rules to reduce the delivery cost of materials. Under such rules, only one Notice or, if paper copies are requested, only one Proxy Statement, Annual Report on Form 10-K are delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. If a stockholder sharing an address wishes to receive a separate Notice or copy of the proxy materials, he or she may so request by contacting Broadridge Householding Department by phone at 1-800-542-1061 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A separate copy will be promptly provided following receipt of a stockholder's request, and such stockholder will receive separate materials in the future.  Any stockholder currently sharing an address with another stockholder but nonetheless receiving separate copies of the materials may request delivery of a single copy in the future by contacting Broadridge Householding Department at the number or address shown above.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
The Board, upon the recommendation of the Governance and Nominating Committee, has nominated the following directors to stand for election to the Board for a one-year term: JARL BERNTZEN, MICHAEL BLESS, ERROL GLASSER, DANIEL GOLDBERG and TERENCE WILKINSON. Each of these nominees has indicated his willingness to serve if elected and the Board has no reason to believe that he will not be available to serve.
In addition to meeting the minimum qualifications set out by the Board, each of these nominees brings strong and unique backgrounds and skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas, including board service, corporate governance, compensation, executive management, finance, metals and mining, operations, manufacturing, marketing, international business and health, safety, environmental and social responsibility.
Set forth below is background information for each nominee (as of the date of this proxy statement), including the qualifications, attributes or skills that led the Board to conclude that such person should be nominated to serve as a member of the Board.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF MESSRS. BERNTZEN, BLESS, GLASSER, GOLDBERG AND WILKINSON TO THE BOARD FOR A ONE-YEAR TERM EXPIRING IN 2018.

DIRECTOR NOMINEES FOR ELECTION TO A TERM TO EXPIRE IN 2018

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years; Other Directorships	Director Since

Jarl Berntzen	50
Senior Director, Cinema Strategic Initiatives at Dolby Laboratories, Inc. since October 2016; Senior Director, Head of Corporate Development at Dolby Laboratories, Inc. from September 2011 to October 2016.

Mr. Berntzen has extensive experience in mergers and acquisitions ("M&A"), financial restructurings and corporate development activities, having served in senior M&A advisory positions at several international investment banks and advisory firms, including more than 10 years with Goldman, Sachs & Co., as well as ThinkEquity Partners LLC and Barrington Associates.  Mr. Berntzen's financial acumen and expertise, investment banking experience and international M&A experience provides insight to the Board when considering Century's growth and development objectives.  In addition, as a citizen of Norway, Mr. Berntzen provides international perspective and diversity to the Board. The Board has determined that Mr. Berntzen is an "audit committee financial expert" within the meaning of applicable SEC rules.
			2006

Michael A. Bless	51
Our President and Chief Executive Officer since November 2011; National Trustee of Boys and Girls Clubs of America since January 2014.

Mr. Bless was elected to our Board of Directors in December 2012. Prior to joining Century, Mr. Bless held a number of senior management positions at both public and private companies and investment banks. Mr. Bless brings valuable leadership, risk-management, investor-relation, international operations experience and strategy-development experience to the Board. Mr. Bless also has extensive knowledge of the aluminum industry and global market conditions and, as the only management representative on our Board, Mr. Bless provides a unique perspective in Board discussions about the business and strategic direction of the Company. The Board benefits from his business insights, financial acumen and knowledge of the Company and the markets it serves.
			2012

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years; Other Directorships	Director Since

Errol Glasser	63
Partner and co-founder of Triangle Capital LLC since March 2005; Director of Regency Affiliates since 2002; Trustee of the Darrow School since 2007.

Mr. Glasser adds to the Board extensive expertise in corporate development activities by virtue of his having served in the financial sector for over 20 years. The Board also benefits from Mr. Glasser's substantial financial, accounting and investment knowledge and from his experiences serving on other boards and audit committees and as an advisor to other public and private companies. Mr. Glasser is a Chartered Accountant (SA) and the Board has determined that he is an "audit committee financial expert" within the meaning of applicable SEC rules.
			2015

Daniel Goldberg	38	Asset and Investment Manager of the Aluminum and Alumina Department of Glencore since February 2005. Mr. Goldberg adds valuable expertise to our Board in the metals and mining industry by virtue of his experience as Asset and Investment Manager of the Aluminum and Alumina Department at Glencore. Mr. Goldberg provides extensive experience in all stages of aluminum production from alumina to aluminum production and marketing. In addition, as a South African citizen and a resident of Switzerland, Mr. Goldberg provides international perspective and diversity to the Board.	2011

Terence A. Wilkinson	71
Our Chairman of the Board since June 2011; Director of Triland Metals Ltd. since 1998; Senior Independent Director of Eurasian Natural Resources Corporation Plc from May 2012 until October 2013 and Independent Director from September 2011 until October 2013.

Mr. Wilkinson has valuable metals and mining experience by virtue of the many leadership positions he has held in the metals and mining industry, including as Chief Executive Officer of Ridge Mining Plc, Chief Executive Officer of the Lonrho Group's South African division and Director and Chief Operating Officer of Lonmin Plc.  In addition, as a dual-citizen of South Africa and the United Kingdom, Mr. Wilkinson provides international perspective and diversity to the Board. The Board has determined that Mr. Wilkinson is an "audit committee financial expert" within the meaning of applicable SEC rules.
			2011

Our Executive Officers

The following table details certain information about our current executive officers.

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years
Michael A. Bless	51	President and Chief Executive Officer since November 2011.
Jesse E. Gary	37
Executive Vice President, General Counsel and Secretary since February 2013.  Associate General Counsel and Assistant Secretary from June 2010 to January 2013.

Prior to joining Century, Mr. Gary practiced law at Wachtell, Lipton, Rosen & Katz.

John E. Hoerner	59
Executive Vice President - North American Operations since March 2016; Senior Vice President - North American Operations from March 2014 to March 2016; Vice President - North American Operations from September 2011 to March 2014.

Prior to joining Century, Mr. Hoerner served as General Director of Finished Production for the Western Division of RUSAL.

Erich K. Squire	42
Senior Vice President, Finance since January 2017. Vice President of Corporate Development, Financial Planning and Analysis from August 2015 to December 2016. Vice President of Marketing from May 2014 to July 2015. Senior Director of Human Resources from January 2013 to April 2014. Corporate Director of Human Resources from January 2011 to December 2012.

Michelle M. Harrison	41	Senior Vice President, Finance and Treasurer since January 2013. Vice President and Treasurer from February 2007 to December 2012. Ms. Harrison joined Century in 2000.

 Corporate Governance and Other Board Matters
The Board, which is responsible for supervision of the overall business affairs of Century, establishes corporate policies, sets strategic direction and oversees management, which is responsible for Century's day-to-day operations.  The Board met eight times during 2016. There are no family relationships among any of our directors and executive officers.

Board Leadership Structure
The Board selects the Chairman of the Board in the manner and upon the criteria that it deems best for the Company at the time of selection. The Board believes that it is in the best interests of the Company and our stockholders to have Mr. Wilkinson, an independent director, serve as the non-executive Chairman of the Board at this time. The Board has not adopted a policy regarding whether the roles of the Chairman and Chief Executive Officer should be separate or combined, but recognizes the value to the Company of the separation of these positions and having an independent director serve as Chairman.  We believe that this structure is appropriate for the Company because it allows our independent Chairman to lead the Board in its fundamental role of governing the Company and providing advice to management, while also providing for effective independent oversight and allowing our President and Chief Executive Officer to focus on the execution of our business strategy, growth and development. The Board evaluates whether this leadership structure is in the best interests of our stockholders on a regular basis.
Board Oversight of Risk Management
Management of risk is the direct responsibility of our Chief Executive Officer and our management team. Our Board oversees management's attention to risk by regularly reviewing with management the risks inherent to our business and to our business strategy, their potential impacts on us, and our risk management decisions, practices, and activities (both short-term and long-term).
The Company has implemented a comprehensive risk management process overseen by the Director of Internal Audit to aggregate, monitor, measure, and manage risk. The risk management process is designed to enable the Board to establish a mutual understanding with management of the effectiveness of the Company’s risk management practices and capabilities, to review the Company’s risk exposure, and to elevate certain key risks for discussion at the Board level. The Director of Internal Audit reports directly to the Audit Committee and regularly updates the Audit Committee on the Company’s risk management process. The Chairperson of the Audit Committee then reports to the full Board on the risks associated with the Company’s operations. The Board also relies on the Chief Executive Officer and other executive officers of the Company to supervise day-to-day risk management and to bring material risks to the Board's attention.  The Chief Executive Officer and our other executive officers provide reports directly to the Board and certain Board committees, as appropriate.  Directors may also from time to time rely on the advice of our outside advisors and auditors provided they have a reasonable basis for such reliance.

While the Board has primary responsibility for overseeing risk management, the Board also delegates certain oversight responsibilities to its Board committees. Descriptions of the various Board committees are set forth below. The Audit Committee provides risk oversight with respect to the Company's financial statements, the Company's compliance with legal and regulatory requirements and corporate policies and controls related to the financial statements, the independent auditor's selection, retention, qualifications, objectivity and independence, and the performance of the Company's internal audit function. The Governance and Nominating Committee considers risks related to director nominations, corporate governance matters, succession planning and oversees the appropriate allocation of responsibility for risk oversight among the committees of the Board.  The Health, Safety and Sustainability Committee provides oversight of risks relating to Century's policies and management systems with respect to health, safety and sustainability matters.  The Compensation Committee reviews and reports on risks related to our compensation policies and practices. The Board regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility.

Board Committees and Meeting Attendance
To assist it in carrying out its duties, the Board has established various standing committees, including the committees set forth below:

Name	Audit	Compensation	Governance & Nominating	Health, Safety & Sustainability
Jarl Berntzen	X**	X*	X	X
Michael Bless				X*
Errol Glasser	X*		X	X
Daniel Goldberg
Terence Wilkinson	X	X	X*
*Committee Chair
**Committee Vice Chair

The Board designates the members of each committee and the committee chair annually based on the recommendations of the Governance and Nominating Committee.  The Board has adopted written charters for each of these committees, which are available in the “Investors” section of our website, www.centuryaluminum.com, under the tab “Corporate Governance.”  During 2016, each of our current directors attended at least 75% of the meetings of the Board and Board committees on which he served. We encourage our directors to attend our annual meeting of stockholders. All of our directors attended our 2016 annual meeting of stockholders in person.
Independent Directors
Nasdaq Global Select Market (“NASDAQ”) rules require that a majority of the board of directors of listed companies be independent as defined by NASDAQ listing standards. The Board has determined that, of its current directors, Messrs. Berntzen, Glasser and Wilkinson are independent directors under the criteria established by NASDAQ for membership on the Board and that these directors are independent under applicable SEC rules and NASDAQ listing standards for service on the various committees of the Board on which they serve, in addition to meeting Institutional Shareholder Services' (ISS) independence standards.
Our independent directors meet in executive session without the presence of management no fewer than four times each year.  Our Chairman leads these sessions. The Independent Directors met four times in 2016.
Audit Committee
The Audit Committee, among other things:

•	Oversees the adequacy and effectiveness of the financial reporting process;

•
Appoints and oversees the engagement of the independent auditor, reviews the scope and results of the independent audit with the independent auditor and management and approves all audit and non-audit services and fees;

•	Oversees the internal audit function, appoints the Company's internal auditor and reviews with management the adequacy and effectiveness of the Company's system of internal controls;

•	Oversees the Company's risk management, including reviewing with management our financial risk exposures and assessing the steps management has taken to monitor and control such exposures;

•	Reviews current and pending material litigation with management;

•	Conducts or directs investigations of any allegations of material violations of securities laws, fiduciary duties or similar violations; and

•	Reviews and approves related party transactions pursuant to our Statement of Company Policy Regarding Related Party Transactions.
In 2016, the Audit Committee held eight meetings.  The Board has determined that all current members of the Audit Committee are independent under the criteria established by NASDAQ and under SEC rules applicable to audit committee membership. The Board has also determined that all current members of the Audit Committee are “audit committee financial experts” within the meaning of applicable SEC rules.
The report of the Audit Committee is set forth below in the section titled "Audit Committee Report".
Compensation Committee
The Compensation Committee's primary duties and responsibilities include:

•	Reviewing, approving and administering the compensation plans and policies of the Company, including pension, savings, incentive and equity-based plans and awards;

•
Reviewing and approving the goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the performance of the Chief Executive Officer and determining the Chief Executive Officer's compensation based on such evaluation;

•
Reviewing with the Chief Executive Officer and approving the respective goals and objectives relevant to the compensation of the other executive officers and determining the compensation of the other executive officers following recommendations by the Chief Executive Officer based on the Chief Executive Officer’s evaluation of the performance of the other executive officers in light of their respective goals and objectives;

•	Reviewing with the Chief Executive Officer the non-executive management compensation and benefit policies as set by the Chief Executive Officer;

•	Reviewing and recommending to the Board the compensation of our directors;

•	Reviewing the Company's succession plans relating to the Chief Executive Officer and the other executive officers;

•
Reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviewing and discussing the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk; and

•	Reviewing and discussing with management the Compensation Discussion and Analysis and recommending whether such report should be included in our annual report and proxy statement.
The Compensation Committee held five meetings in 2016. During 2016, Messrs. Berntzen, Goldberg (through our 2016 annual meeting of stockholders on June 27, 2016) and Wilkinson served on the Compensation Committee. The Board has determined that, with the exception of Mr. Goldberg, all members of the Compensation Committee are independent under the independence criteria established by NASDAQ and under SEC rules applicable to compensation committee membership. Although Mr. Goldberg was not determined to be “independent,” he served on the Compensation Committee for a portion of 2016 under a

NASDAQ exception because the Board determined that Mr. Goldberg's membership on the Committee was in the best interests of the Company and its stockholders due to his unique and extensive knowledge of the aluminum industry. Because a member appointed under this exception may not serve longer than two years, Mr. Goldberg stepped down as a member of the Compensation Committee in June 2016.
We refer you to the section of this proxy statement titled "Compensation Discussion and Analysis" for discussion of our Compensation Committee's role in determining compensation for our executive officers.
Compensation Committee Interlocks and Insider Participation
During 2016, Messrs. Berntzen, Goldberg (through our 2016 annual meeting of stockholders on June 27, 2016) and Wilkinson served on the Compensation Committee. None of our Compensation Committee members (i) has ever been an officer or employee of our Company or (ii) is or was a participant in a related person transaction since the beginning of 2016 (see the section below entitled "Related Person Transactions" for a description of certain related person transactions). In 2016, none of our executive officers served as a member of the compensation committee of another entity, or as a director of another entity, one of whose executive officers served on our compensation committee or as one of our directors.
Governance and Nominating Committee
The Governance and Nominating Committee's primary duties and responsibilities include:
•Evaluating the size and composition of the Board;
•Identifying, recruiting and recommending candidates for election to the Board and its committees;

•	Recommending to the Board the number, identity, responsibilities and composition of the Board committees;

•	Reviewing, evaluating and making recommendations to the Board regarding our corporate governance practices and policies; and
•Overseeing the annual self-evaluation of the Board and of each Board committee.
In 2016, the Governance and Nominating Committee held four meetings.
The Board has determined that all members of the Governance and Nominating Committee are independent under the criteria established by NASDAQ and applicable SEC rules.
The Governance and Nominating Committee solicits recommendations for potential Board nominees from a variety of sources, including directors, officers and other individuals with whom the Governance and Nominating Committee members are familiar, through its own research, and third-party consultants and search firms.  The Governance and Nominating Committee also considers nominees recommended by stockholders who submit such recommendations in writing to our Corporate Secretary.  The qualifications and standards the Governance and Nominating Committee will apply in evaluating any recommendations for nomination to the Board include, but are not limited to:
•business or public company experience;

•	a willingness and ability to make a sufficient time commitment to Century's affairs to perform effectively the duties of a director, including regular attendance at Board and committee meetings;
•skills in finance, metals and mining, and international business and knowledge about the global aluminum industry;
•personal qualities of leadership, character, judgment and integrity; and
•requirements relating to composition of the Board under applicable law and listing standards.
The Governance and Nominating Committee also strongly considers diversity when evaluating any recommendations for nominations to the Board.  The Governance and Nominating Committee takes into consideration each potential nominee's diverse attributes and variety of experiences and viewpoints but does not make decisions to include or exclude a potential nominee solely or largely based on race, ethnicity, gender, national origin or sexual orientation.  While the Board has not adopted a formal policy with respect to diversity, the Governance and Nominating Committee believes that diversity is an important aspect in Board composition.  In selecting a director nominee, the Governance and Nominating Committee focuses on skills, education, experience and qualities that would complement the existing Board, recognizing our diverse global business structure.  Reflecting this diversity, our Board consists of directors who are citizens or residents of four different nations.  Our directors come from diverse business backgrounds including financial, industrial and non-profit.
Health, Safety and Sustainability Committee
The Health, Safety and Sustainability Committee's primary duties and responsibilities include:

•	Reviewing with management the Company’s goals, policies and programs relative to health, safety and sustainability;

•	Reviewing with management and making recommendations to the Board based on the Company’s performance on health, safety and sustainability matters;

•	Reviewing with management the Company’s compliance with laws, rules, regulations and standards of corporate conduct relating to health, safety and sustainability matters; and

•
Reviewing with management the Company’s potential risks and liabilities as they relate to health, safety and sustainability and the adequacy of the Company’s policies and practices to manage these risks and liabilities.

The Health, Safety and Sustainability Committee must meet at least twice a year and provide recommendations to the Board. The committee held four meetings in 2016.
Stockholder Communications with the Board of Directors
Stockholders may communicate with the Board, our independent or non-management directors as a group, or any individual director(s) by sending a written communication in an envelope addressed to the Board or the appropriate director(s) in care of our Corporate Secretary, addressed to:  Corporate Secretary, Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606.
Code of Ethics
We have adopted a code of ethics that applies to all of our directors, officers and other employees. A copy of the code of ethics is available on our website at www.centuryaluminum.com and a copy will be mailed to any person, without charge, upon written request addressed to:  Corporate Secretary, Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606.
We intend to disclose any amendments to or waivers of our code of ethics on behalf of our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions on our website at www.centuryaluminum.com.

Director Compensation and Stock Ownership Guidelines
The following table sets forth the compensation paid to each non-employee director in 2016.

Director (a)	Fees Earned or Paid in Cash (b)	Stock Awards (c)	Total
Jarl Berntzen	$83,500	$120,430	$203,930
Errol Glasser	119,000	78,744	197,744
Daniel Goldberg	—	—	—
Terence Wilkinson	190,500	78,744	269,244

(a)	Represents all non-employee directors who served on the Board during 2016. Mr. Bless did not receive compensation for serving as a Board member. Mr. Goldberg waived his right to receive compensation.
(b)	Represents retainer and meeting fees paid to each non-employee director during 2016.
(c)
Represents the grant date fair value of the time-vested performance share units awarded to each non-employee director continuing in office after the 2016 Annual Meeting of stockholders, calculated in accordance with FASB ASC Topic 718 and based on the closing price of the company's common stock on June 28, 2016 of $6.09. Each time-vested performance unit vests on the one-year anniversary of its grant date, or earlier under certain circumstances. A discussion of the assumptions used in calculating the award values may be found in Note 12 to our 2016 audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the SEC. For Mr. Berntzen, this amount also represents the grant date fair value of 6,845 time-based performance share units awarded in lieu of his annual retainer for service on the Board, which performance share units vest in four quarterly installments. Each of Messrs. Berntzen and Glasser elected to defer the settlement of all time-vested performance share units awarded to him in 2016 until his service on the Board terminates.

The following table sets forth the number of outstanding options and stock awards held by each non-employee director who served on our Board in 2016, as of December 31, 2016:

Name	Number of Options Outstanding as of 12/31/2016 (a)	Number of Stock Awards Outstanding as of 12/31/2016 (b)
Jarl Berntzen	3,000	62,389
Errol Glasser	—	25,377
Daniel Goldberg	—	—
Terence Wilkinson	—	22,225

(a)	All options were fully vested as of December 31, 2016.
(b)	Represents time-vested performance shares held by the named director that have not yet vested or for which settlement has been deferred.
The Board and the Compensation Committee annually reviews the adequacy and form of our directors' compensation. Directors who are full-time salaried employees of Century are not compensated for their service on the Board.  The Board believes that compensation for independent directors should be a mix of cash and equity-based compensation and for non-employee, non-independent Board members compensation should only be in cash in order to avoid indirectly increasing the beneficial ownership of any stockholder at whose direction a member of our Board serves. For 2016, all of our non-employee, non-independent Board members waived their rights to receive compensation of any kind.

Equity Awards, Meeting Fees and Retainers. For 2016, each independent director continuing in office after the 2016 Annual Meeting of Stockholders received an annual grant of time-vested performance share units determined based on a value of $85,000. In addition, non-employee directors other than our Chairman are entitled to an annual retainer of $45,000 for their services, and meeting fees of $2,000 per Board or committee meeting attended, or $3,000 in the case of the Chairs of the Audit Committee and Compensation Committee per Audit Committee or Compensation Committee attended. The Chairman of the Board is entitled to a retainer of $135,000 per year. The Chairs of each Board committee are entitled to receive an additional $10,000 and the Chair of the Governance and Nominating and Health, Safety and Sustainability Committees an additional $7,500 retainer per year (which amount was increased to $10,000 for 2017). All fees are paid quarterly and based on each non-employee director's service on the Board or any committee thereof. Mr. Goldberg, our only non-employee, non-independent Board member, waived his right to receive any compensation for his service on the Board and its committees.
Expense Reimbursement.  All directors are reimbursed for their travel and other expenses incurred in attending Board and Board committee meetings, other than Mr. Goldberg, who also waived his right to receive expense reimbursement.
Independent Director Stock Ownership Guidelines. Under our stock ownership guidelines, each independent director is required to accumulate, within five years of election to the Board, 20,000 shares of our common stock. Non-employee, non-independent directors are not subject to these guidelines, although they are urged to follow them. The guidelines are based on a fixed number of shares, which was established after giving consideration to the value of the fixed share guidelines as a percent of pay (salary for executives and cash retainer for independent directors).  The guidelines of peers and, on a broader basis, industry practices were considered in developing this policy. As of the date of this proxy statement, each of our independent directors is in compliance with our stock ownership guidelines.

OWNERSHIP OF CENTURY COMMON STOCK
Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.
Security Ownership of Certain Beneficial Owners
The following table sets forth certain information concerning the beneficial ownership of the Company's common stock, as of the dates noted below, by each person known by us to be the beneficial owner of 5% or more of the outstanding shares of the Company's common stock.  The percent of class shown below is based on 87,262,175 shares of common stock outstanding as of April 21, 2017.

Name	Amount and Nature of Beneficial Ownership (a)	Percent of Class
Glencore AG (b)	37,448,210	42.9%
Dimensional Fund Advisors LP (c)	7,362,602	8.4%
BlackRock, Inc. (d)	5,960,268	6.8%
The Vanguard Group (e)	4,417,912	5.1%

(a)	Each entity has sole voting and dispositive power, except as otherwise indicated.

(b)
Based on information set forth in a Form 4 filing dated April 3, 2017, by Glencore AG, Glencore International AG and Glencore Plc.  Glencore's principal business address is Baarermattstresse 3, P.O. Box 1301, CH-6341 Baar, V8, Switzerland.  The above information excludes 7,557,737 shares of our common stock issuable upon conversion of the Company's Series A Convertible Preferred Stock owned by Glencore AG, which is convertible only upon the occurrence of events that have not transpired and that are outside of the control of Glencore AG, or in circumstances that would not result in an increase in the percentage of the outstanding shares of the Company's common stock beneficially owned by Glencore.  In addition, as set forth in a 13D/A filed on July 2, 2015, Glencore has entered into cash-settled total return swaps that give Glencore economic exposure to an additional 9,129,302 shares of the Company's common stock.

(c)
Based on information set forth in a Schedule 13G/A filing dated February 9, 2017, by Dimensional Fund Advisors LP ("Dimensional").  Dimensional is an investment advisor and furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts ("Funds").  As an investment advisor, sub-advisor and/or manager, Dimensional possesses voting and/or investment power over these shares, and it may be deemed to be the beneficial owner of these shares.  However, these shares are owned by the Funds and Dimensional specifically disclaims beneficial ownership of these securities.  The principal business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(d)
Based on information set forth in a Schedule 13G/A filing dated January 23, 2017, by Blackrock, Inc. ("Blackrock").   Blackrock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). The principal business address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10022.

(e)
Based on information set forth in a Schedule 13G filing dated February 10, 2016, by the Vanguard Group ("Vanguard"). Vanguard is an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E). The principal business address of the Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

Security Ownership of Directors and Named Executive Officers
The following table sets forth certain information concerning the beneficial ownership of the Company's common stock as of April 21, 2017 (unless otherwise noted) by: (i) each of our current directors, (ii) each of the Company's named executive officers, and (iii) all of the Company's directors and executive officers as a group.
Percentage ownership calculations for beneficial ownership are based on 87,262,175 shares outstanding at the close of business on April 21, 2017. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed shares of common stock subject to (i) options held by that person that are currently exercisable or exercisable within 60 days of April 21, 2017 and (ii) performance share units that will vest within 60 days of April 21, 2017, to be outstanding. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. No director or executive officer beneficially owned more than 1% of our outstanding common stock. All of the Company's directors and executive officers as a group beneficially owned less than 1% of the Company's outstanding common stock.
The address of all persons listed below is c/o Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606.

Name (a)	Common Stock		Exercisable Stock Options	Total
Jarl Berntzen	88,566	(b)	3,000	91,566
Michael Bless	184,707		27,618	212,325
Jesse Gary	27,344		—	27,344
Errol Glasser	28,872	(c)	—	28,872
Daniel Goldberg	—	(d)	—	—
Michelle Harrison	28,909	(e)	14,398	43,307
John Hoerner	48,389		—	48,389
Terence Wilkinson	55,752	(f)	—	55,752
Rick Dillon	7,979	(g)	—	7,979
			—
All Directors and Executive Officers as a Group (9 persons)	470,518		45,016	515,534

(a)			Each individual has sole voting and dispositive power except as otherwise noted.
(b)			Includes 62,389 performance share units the settlement of which has been deferred until the termination of Mr. Berntzen's service on the Board.
(c)			Includes 25,377 performance share units the settlement of which has been deferred until the termination of Mr. Glasser's service on the Board.
(d)			Excludes 37,448,210 shares owned by Glencore, for which Mr. Goldberg serves as the Asset and Investment Manager of the Aluminum and Alumina Department.
(e)			Includes 353 shares that are held in Ms. Harrison's 401(k).
(f)			Includes 22,225 shares the settlement of which has been deferred until the termination of Mr. Wilkinson's service on the Board.
(g)			Stock ownership for Mr. Dillon reflects direct holdings as of December 2, 2016, the last day on which he served as an executive officer of the Company.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons owning more than 10% of a registered class of the Company's equity securities, to file with the SEC reports of ownership and changes in ownership of the Company's equity securities.  These same persons are also required to furnish the Company with copies of all such forms.  Based solely on a review of the copies of the forms furnished to the Company, or written representations that no Form 5 filings were required, we believe that, with respect to the 2016 fiscal year, all required Section 16(a) filings were timely made.

Equity Compensation Plan Information
Equity Compensation Plan Information (a)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	1,100,606	24.95	(b)	6,595,000
Equity compensation plans not approved by security holders	—	—		—
Total	1,100,606			6,595,000

(a)	As of December 31, 2016.
(b)
Represents the weighted-average exercise price of 359,570 options outstanding under the Amended and Restated Stock Incentive Plan.  There is no exercise price associated with 741,036 service-based share awards also outstanding under the Amended and Restated Stock Incentive Plan.

PROPOSAL NO. 2:   RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board, on the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP to act as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. We are requesting the Company's stockholders to ratify such appointment. If no direction is given to the contrary, all proxies received by the Board will be voted “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. Neither the Board nor the Audit Committee is required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for such rejection. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time.
In addition to performing the audit of the Company's consolidated financial statements, Deloitte & Touche LLP provided various other services for the Company during the last two fiscal years. The aggregate fees billed for the last two fiscal years are set forth below:

	2016	2015
Audit Fees(a)	$2,144,844	$2,181,000
Audit - Related Fees(b)	62,000	—
Tax Fees(c)	—	146,000
All Other Fees(d)	—	2,000
Total Fees	$2,206,844	$2,329,000

(a)
Audit Fees.  Audit Fees include professional services rendered in connection with the audit of the Company's consolidated financial statements, audit of the effectiveness of the Company's internal control over financial reporting, statutory audits, reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q, consultation on accounting matters, and review of documents filed with the SEC.

(b)	Audit-Related Fees. Audit-Related Fees include a review of the Company's shelf-registration statement on Form S-3.
(c)	Tax Fees. Tax Fees for 2015 include the preparation of federal and state tax returns, and consultation related to tax planning, tax advice, tax compliance and acquisitions.
(d)	All Other Fees. All Other Fees for 2015 include due diligence, registration statements and consultation on accounting matters.
All services rendered by Deloitte & Touche LLP are pre-approved by the Audit Committee in accordance with the Audit Committee's pre-approval procedures. Under those procedures, the terms and fees of annual audit services, and changes thereto, must be approved by the Audit Committee. The Audit Committee also pre-approves the scope of audit-related, tax and other non-audit services that may be performed by our independent auditors during the fiscal year, subject to dollar limitations set by the Committee. The foregoing pre-approval procedures are subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit.
Representatives of Deloitte & Touche LLP are not expected to be present at the Annual Meeting, but, if they are present, they will have the opportunity to make a statement if they desire to do so, and will be available should any matter arise requiring their presence or to otherwise respond to questions.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Century specifically incorporates it by reference into a filing.
The role of the Audit Committee is to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Century. The Audit Committee's job is one of oversight. Century's management is responsible for the preparation of Century's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding Century's accounting, auditing, internal control and financial reporting practices than the Audit Committee does; accordingly, the Audit Committee's oversight role does not include providing any expert or special assurance as to the financial statements and other financial information provided by Century to its stockholders and others.
In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors the written disclosures and the letter from the independent auditors required by the Public Company Accounting Oversight Board (PCAOB) regarding the independent auditors' communications with the Audit Committee concerning independence, and discussed with the independent auditors their independence from Century. The Audit Committee also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of Century's internal controls, the processes for assessing and monitoring risk, and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks. The Audit Committee has the authority to obtain advice from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from Century for such advice and assistance.
The Audit Committee met with and discussed with the independent auditors all matters required to be discussed by PCAOB statement on Auditing Standards No. 16, and, with and without management present, reviewed and discussed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the quality and adequacy of Century's internal controls and the results of the internal audit examinations.
The Audit Committee reviewed and discussed with management and the independent auditors the interim financial information contained in each quarterly earnings announcement in 2016 prior to its public release and the audited financial statements of Century as of and for the year ended December 31, 2016.
Based on the above mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that Century's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.
Respectfully Submitted,

The Audit Committee

Jarl Berntzen (Vice Chair)	Errol Glasser (Chair)	Terence Wilkinson

PROPOSAL NO. 3:   ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, a resolution will be presented at the 2017 Annual Meeting asking our stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. Although the vote is advisory and is not binding on the Compensation Committee, the Board or the Company, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. We refer to this non-binding advisory vote as the “say-on-pay” vote. Our current policy is to hold a "say-on-pay" vote each year until the next required stockholder vote on the frequency of the "say-on-pay" vote, which will occur at the 2017 Annual Meeting. See "Proposal No. 4: Advisory Vote on the Frequency of the Advisory Vote on the Compensation of Our Named Executive Officers."
You are asked to vote for or against, or to abstain from voting, on the following resolution on an advisory basis:
"Resolved, that the stockholders approve on an advisory basis the compensation of our named executive officers, as disclosed in the Company's proxy statement pursuant to the rules of the SEC, including the "Compensation Discussion and Analysis,” the compensation tables, and any related tables and disclosure."
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE FOREGOING RESOLUTION.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
This Compensation Discussion and Analysis is designed to provide the Company's stockholders with an understanding of the Company's executive compensation program and to discuss the compensation earned for 2016 by the Company's named executive officers. The Company's Compensation Committee (the “Committee”) oversees the Company's executive compensation program and establishes the compensation for the Company's executive officers, including its named executive officers.
For 2016, the Company's named executive officers were:

•	Michael Bless, President and Chief Executive Officer;

•	Jesse Gary, Executive Vice President, General Counsel and Secretary;

•	John Hoerner, Executive Vice President, North American Operations;

•	Michelle Harrison, Senior Vice President, Finance and Treasurer; and

•	Rick Dillon, former Executive Vice President and Chief Financial Officer.
Executive Summary
Link between Company Performance and Compensation
We have designed our compensation program to motivate our executives to achieve short- and long-term goals that contribute to the creation of stockholder value. We believe the following aspects of our 2016 executive compensation program demonstrate our commitment to our pay-for-performance philosophy and align the interests of our executives with the interests of our stockholders:

•
78% of 2016 target compensation for our CEO and 65%, on average, of 2016 target compensation for our other named executive officers is "at-risk" as it is dependent on achievement of performance goals or is subject to changes in our stock price;

•
All of our 2016 long-term incentive awards were granted in the form of equity-based awards thereby directly linking a significant portion of the compensation paid to our CEO (56%) and to our other named executive officers (42%, on average) to our stock price performance;

•
75% of the target value of our CEO's long-term incentive awards (in the form of performance units) are tied to the Company’s total stockholder return ("TSR") relative to the TSR of our peers (66.6% in the case of the other named executive officers);

•	Payouts under annual incentive bonuses are tied to the achievement of pre-established Company performance targets (70% weighting) and the executive’s individual performance (30% weighting).
Comparison of 2016 Targets Versus Realized Compensation
Our business and financial performance substantially depends on and is sensitive to the price of aluminum, which can be volatile and is subject to many factors beyond our control. Aluminum prices in 2016 remained depressed primarily due to continued excess capacity and over production in China and exports of unfairly-traded Chinese aluminum products. During 2016, the average London Metals Exchange ("LME") price for primary aluminum was $1,604 per tonne, compared to $1,663 per tonne in 2015, and $1,867 in 2014. The average U.S. Midwest premium decreased from $279 per tonne in 2015 to $169 per tonne in 2016.  European Duty Paid Premiums showed similar price declines.  The price of aluminum directly impacts our financial results. As a result of such declines, we have curtailed production at our Hawesville smelter, which is currently operating at approximately 40% of capacity, and have taken other actions to reduce our cost of production. These actions have allowed the Company's operations to continue to operate, in some cases at their curtailed levels, in the face of challenging aluminum prices. We believe these cost-control actions encourage the creation of long-term stockholder value by reducing costs and increasing cash flow during the downturn in the aluminum market and help to ensure the Company is well-positioned when aluminum prices rebound.

Adverse market conditions, however, also present operational challenges. To preserve capital we have had to make difficult decisions, including decisions to defer certain non-essential capital expenditures and maintenance costs and to implement workforce reductions. We are mindful that these actions, while necessary given recent market conditions, can and have had a negative impact on our operational results, and that further deferring such costs could ultimately result in higher capital expenditures and maintenance costs in the future.
The Committee considers all of these factors when making its compensation decisions for our executive officers. In doing so, the Committee believes that it is important to review and assess realized compensation. The Committee believes that realized pay is a relevant measure for pay-for-performance alignment as it demonstrates the value actually earned by the executive in direct correlation to our financial performance and total shareholder return (TSR). We believe our pay-for-performance alignment for 2016 executive compensation is evidenced by:

•	A 76% payout of performance units (PSUs) issued under the 2014-2016 LTIP due to a Company TSR of 85.7% of the average TSR of our peer group;

•
A 31% decrease in value of time-vested performance share units (TVPSUs) granted to our executive officers under the 2014-2016 LTIP between the grant date fair value and the value when vested on December 31, 2016; and

•	A 75% payout to our CEO under our 2016 annual incentive plan (AIP).
The following graph demonstrates the alignment of our TSR and the realized compensation of our Chief Executive Officer over the three-year period from 2014-2016:

Realized Compensation: For each year shown, "realized compensation" includes actual earned base salary, any bonus amounts received and all non-equity incentive plan compensation as disclosed in the Summary Compensation Table, plus the value of all TVPSUs and PSUs that vested during the applicable year (with the value of vested stock awards calculated by multiplying the number of shares vested by the closing price of our common stock on the vesting date).

Total Shareholder Return: The TSR line illustrates the total shareholder return on our common stock during the period from December 31, 2014 through December 31, 2016, assuming $100 was invested at the end of fiscal 2013.

Changes to Compensation Program in 2016
While the Committee believes that the core elements of the Company's executive compensation program support the Company's business strategy and encourage the creation of stockholder value, the Committee is also committed to continuing to drive our pay-for-performance philosophy. As a result, in order to further align the interests of our executives with our stockholders the Committee made the decision to award PSUs under the 2016-2018 LTIP in the form of stock-settled awards. PSUs have historically been cash-settled awards that vest based upon the Company's TSR relative to the average TSR of the Company's peer group. The decision to grant a higher proportion of equity-based awards in 2016 reflects the Company's commitment to the pay-for-performance philosophy as the value of the award is not only linked to the Company's relative TSR, but will also increase or decrease in direct correlation to the Company's stock price.
As further discussed in the footnotes to the Summary Compensation Table, the granting of stock-settled PSUs in 2016 in lieu of cash-settled PSUs may lead to the appearance that total compensation substantially increased in 2016 over prior years. This is due to SEC rules which require the Company to report as 2016 compensation the values of two PSU award cycles: the grant date value of the PSUs awarded in 2016 and the amount earned under cash-settled PSUs awarded in 2014. In comparison, prior years’ reported compensation only includes amounts earned under cash-settled PSUs. It should be noted that the overall target compensation awarded to the named executive officers in 2016 was consistent with prior years, and that the granting of stock-settled PSUs in 2016 in lieu of cash-settled PSUs results in an inconsistent comparison with prior year compensation in the Summary Compensation Table.
Our Philosophy on Executive Compensation
The Company's executive compensation program is designed to enable the Company to provide competitive compensation packages that attract, retain and motivate talented executives and managers while aligning management's and stockholders' interests in the enhancement of Company performance and stockholder value. Consistent with this philosophy, total target compensation in 2016 for our executive officers was heavily weighted (78% of the CEO's target compensation and 65% of total target compensation, on average, for our other named executive officers) towards "at risk" compensation which is dependent on the achievement of performance goals or subject to changes in our stock price. The Company's incentive plans are also designed to reward outstanding performance above a target range (subject to a maximum payout of 200% of target); conversely, when performance is below expectations, the Company's plans are designed to deliver compensation below the targeted range (with no minimum payment).
The Company's compensation program uses multiple elements to deliver a total package consisting of base salary, annual incentive awards, long-term incentive awards, and retirement benefits.  The Committee reviews each element separately but also considers the relative mix of compensation and benefit offerings when making compensation decisions. In addition, the Committee retains discretion to make adjustments it deems advisable to balance the overall performance of Century and the individual performance of the Company's executive officers and to pay for performance.
Consideration of Say-on-Pay Results
At the Company's annual meeting of stockholders held in June 2016, over 98% of the votes cast on the advisory vote to approve the compensation of the Company's named executive officers were voted in favor of the proposal. The Committee believes this affirms our stockholders' support for the Company's approach to executive compensation.
Our Process for Executive Compensation
The Committee develops and approves the overall compensation package for our Chief Executive Officer and, with the additional assistance of our Chief Executive Officer, for each of our other executive officers. Although objective criteria are used, the Committee retains final discretion in determining the compensation of our executive officers.  In general, the Committee determines the extent to which performance goals under annual incentive awards and long-term performance awards have been met in the first quarter following the end of each performance period.
In implementing and administering its compensation philosophy, the Committee, in consultation with its independent executive compensation consultant, regularly:

•	Reviews market data to assess the competitiveness of the Company’s compensation policies;

•	Evaluates the Company’s compensation policies compared to its peers and in the context of the broader economy;

•	Reviews Company performance against the Company’s plans and budgets and considers the degree of attainment of pre-established performance goals;

•	Reviews the individual performance of each executive officer; and

•	Considers the results of the advisory "say-on-pay" vote of the Company's stockholders and regularly engages with the Company's stockholders regarding the Company's compensation program.
The Committee maintains an annual agenda to help ensure that it discharges its duties in a thoughtful and timely manner.   As a general practice, the Committee makes decisions over multiple meetings, discussing conceptual matters, reviewing preliminary recommendations and reviewing final recommendations, before acting.  The Committee also holds special meetings as necessary in order to perform its duties.
The Committee dedicated significant time and attention to management compensation in 2016, including holding five meetings.
Benchmarking Executive Compensation
The Committee, together with its independent executive compensation consultant, periodically reviews relevant competitive market pay data to assess our compensation levels and practices. For purposes of setting 2016 compensation, the Committee reviewed the compensation levels of a peer group of metals and other industrial companies that are comparable in size to the Company in terms of revenue, market capitalization, EBITDA and net income.  The Committee chose these parameters, and ultimately the companies noted below, to permit pay to be evaluated in a context that considers businesses with similar exposure to economic forces and business cycles and with whom the Company may compete for executive talent.  Elements of compensation that are benchmarked, separately and in the aggregate, include base salary, annual incentives, long-term incentives and retirement benefits. Generally, the Committee targets total compensation (annual base salaries, annual target incentive compensation, long-term target incentive compensation and retirement benefits) at or near the midpoint of the compensation ranges for comparable positions at the companies comprising the peer group, while being mindful of individual differences such as experience, responsibility-level and performance, as well as the practical implications of pay, on occasion, being the product of an arms-length negotiation at the time an executive is hired or promoted.
For purposes of fiscal 2016 compensation matters, the following companies were included in the Company's peer group:

●	AM Castle & Co.	●	Minerals Technologies Inc.
●	Carpenter Technology Corp	●	Mueller Industries, Inc.
●	Eagle Materials Inc.	●	Noranda Aluminum Holding Corp.
●	Genesee & Wyoming Inc.	●	Schnitzer Steel Industries Inc.
●	Gibraltar Industries Inc.	●	Stillwater Mining Co.
●	Kaiser Aluminum Corp.	●	Valmont Industries, Inc.
●	Koppers Holdings Inc.	●	Worthington Industries
●	Martin Marietta Materials Inc.
Role of the Chief Executive Officer
As part of its review and determination of Century's compensation objectives, philosophy, programs and decisions, the Committee works with and receives advice and recommendations from our Chief Executive Officer (other than with respect to his own compensation).  The Committee's charter formalizes the working relationship with our Chief Executive Officer and includes the following actions to be taken by the Chief Executive Officer:

•	Working with the Committee regarding the approval of all general compensation plans and policies, including pension, savings, incentive and equity-based plans;

•	Reviewing with the Committee the respective corporate and individual goals and objectives for the other named executive officers relevant to their compensation;

•	Providing the Committee an evaluation of the performance of the other named executive officers in light of their respective corporate and individual goals and objectives; and

•	Recommending to the Committee the compensation levels of the other named executive officers.
The Committee considers the recommendations of the Company's Chief Executive Officer (other than with respect to his own compensation), together with the review by its independent compensation consultant, in making independent determinations regarding executive compensation.
The Company's Chief Executive Officer attends all Committee meetings other than those portions that are held in executive session, and he is not present during voting or deliberations on matters involving his compensation in accordance with the Committee's charter.
Role of Compensation Committee Consultants
To assist in its review and oversight of the Company's executive compensation program, the Committee has engaged Frederic W. Cook & Co., Inc. (“Frederic Cook”) as its independent compensation consultant. The Committee consults with Frederic Cook regularly throughout the year. A representative of Frederic Cook attended meetings of the Committee and advised the Committee in connection with designing and implementing the Company's executive compensation program for 2016, including with respect to compensation philosophy, objectives, annual and long-term plan designs, optimum compensation mix and proposed allocations among fixed and variable, and long-term and short-term, compensation.  Frederick Cook also made recommendations with respect to market pay levels, the determination of an appropriate peer group and how the Committee should position the Company's compensation in relation to these peers. The Committee considered the information presented by Frederick Cook, but all decisions regarding the compensation of our executive officers were made by the Committee independent of Frederick Cook. In compliance with SEC rules, the Committee has assessed the independence of Frederic Cook and concluded that no conflict of interest exists that would prevent Frederick Cook from independently representing the Committee. Frederic Cook did not provide any services to the Company in 2016 other than the services provided directly to the Committee.
Overview of Compensation Elements
Our executive compensation program is made up of the following principal components.  Detailed narratives of these compensation elements are provided below under "Compensation Program Details."

	Plan	Purpose	Performance Metric
ANNUAL				FIXED
	Base Salary	To provide a secure fixed level of compensation for individual performance and level of responsibility.	N/A
	Annual Incentive Plan Awards (AIP)	To provide performance-based annual cash award to motivate and reward our executives for achieving the Company's short-term financial and operational objectives.	Metrics based on: (i) EBITDA (ii) safety (iii) individual performance	VARIABLE
LONG-TERM	Time-Vesting Performance Share Units (TVPSUs)	To provide time-based equity compensation intended to encourage retention and to further align the long-term interests of our executives with our shareholders.	Stock price performance over three-year vesting period
	Performance Share Units (PSUs)	To provide additional performance-based compensation (awarded in cash or shares at the discretion of the Committee) to ensure pay-for-performance alignment.	Relative total shareholder return over three-year performance period
The following graphs illustrate the component mix of our compensation elements for our Chief Executive Officer, as well as our other named executive officers on an average basis, for 2016 at target. The Committee set these target opportunities as part of the Committee's desire to provide our named executive officers with total compensation (including annual base salaries, annual incentive compensation, long-term incentive compensation and retirement benefits) that, assuming success in meeting or surpassing criteria under the Company's various incentive plans, was positioned on average, around the midpoint of the compensation ranges for comparable positions at similarly situated companies. We believe these charts also demonstrate the

Committee's commitment to awarding performance-based and at-risk compensation, in line with its pay-for-performance philosophy.

CEO	OTHER EXECUTIVES
2016 Compensation Program Details
Base Salary
Base salaries provide a fixed level of cash compensation for our executive officers. The Committee reviews the salaries of our executive officers annually against compensation levels of comparable positions at a peer group of companies to determine whether adjustments are appropriate. When setting salaries, the Committee also considers each executive's responsibilities and performance against job expectations, experience and tenure as well as the impact of base salary on other compensation elements, such as the size of target incentive awards. The Committee's review of these factors is subjective and no fixed value or weight is assigned to any specific factor when making salary decisions. The Company is not contractually bound by employment or other agreements to pay any particular level of base salary to our executive officers, thereby affording the Committee flexibility in these determinations. Annual adjustments are generally effective in March but the Committee may also review the salaries of our executive officers in connection with a promotion or other change in responsibility.
The table below sets forth the base salaries approved for each of our named executive officers for 2016 and 2015, as well as the percentage year-over-year change.

Named Executive Officer	2016 Base Salary	2015 Base Salary	Percentage Increase
Mr. Bless	$850,000	$825,000	3%
Mr. Gary	$420,000	$390,000	8%
Mr. Hoerner	$425,000	$410,000	4%
Ms. Harrison	$305,000	$285,000	7%
Mr. Dillon	$410,000	$400,000	3%
Performance-Based Annual Incentive Awards
The Company's Annual Incentive Plan (the "AIP") is designed to motivate and reward our executive officers for achieving the Company's short-term financial and operational objectives. Under the AIP, the Company's named executive officers are eligible to receive an award, which has historically been paid in cash, but may also be paid, at the discretion of the Committee, in common stock.

Target Awards
Each year, the Committee establishes a target annual incentive award for each named executive officer expressed as a percentage of base salary, subject to the achievement of pre-established corporate and individual goals, as described below. Target annual incentive opportunities as a percentage of base salary for 2016 remained unchanged from the prior year and were as follows:  Mr. Bless 100%; Messrs. Gary, Hoerner and Dillon each 70%; and Ms. Harrison 50%.
For our named executive officers, 70% of their award is based on the degree to which corporate performance goals are achieved and 30% is based on individual performance and achievements. For 2016, the metrics used to measure corporate performance for determining payouts were: (i) EBITDA (as adjusted and defined below), which had a 50% overall weighting and (ii) safety performance, which had a 20% weighting. These metrics and their assigned weights reflect the Company's near-term business goals of increasing operating profitability and improving the safety of the Company's workplaces.
For purposes of the AIP program, EBITDA is defined as the Company's net income excluding, as applicable: (i) income tax expense/benefit, (ii) net gain/(loss) on forward contracts, (iii) interest expense/income, (iv) depreciation and (v) amortization. EBITDA is not calculated in accordance with generally accepted accounting principles ("GAAP") and is adjusted for certain items that are outside of management's control, such as the price of aluminum and other market-based fluctuations. For each of the Company's named executive officers other than Mr. Hoerner, the Committee considered EBITDA for the Company on a consolidated basis. Because Mr. Hoerner’s responsibilities relate primarily to the Company’s North American operations, 50% of Mr. Hoerner's payout on this factor was based on EBITDA specific to the Company’s North American operations and the other 50% was based on EBITDA for the Company on a consolidated basis.
For each of the Company's named executive officers other than Mr. Hoerner, the 2016 safety performance targets were to achieve a combined weighted average (based on total headcount) at the Company's U.S. and Icelandic operations on a consolidated basis of a: (i) total recordable case incident rate ("TCIR") of 1.76 and (ii) days away, restrictions and job transfers rate ("DART") of 1.02. With respect to Mr. Hoerner, 50% of his safety target was based solely on safety performance at our North American operations, with targets of (i) TCIR of 1.94 and (ii) DART of 1.22 Each of TCIR and DART had a 10% weighting.
The following table summarizes the performance range and payout for these corporate performance metrics:

Performance Metric		Threshold	Target			Maximum
EBITDA (50% weighting)	Performance Range	90% of target	100% of target	110% of target	120% of target	130% of target
	Payout Level	50%	100%	125%	160%	200%

TCIR (10% weighting)	Performance Range	10% above target	100% of target	8% below target	16% below target	23% below target
	Payout Level	50%	100%	133%	167%	200%

DART (10% weighting)	Performance Range	10% above target	100% of target	6% below target	13% below target	19% below target
	Payout Level	50%	100%	133%	167%	200%
The Committee reviews and approves the performance metrics and target levels of performance annually.  The Committee sets targets that it believes are challenging but reasonably attainable.  In general, payouts may be above or below target depending on performance above or below the targeted levels based on a straight line interpolation.  If the threshold amounts were not achieved for a particular metric, no amount is to be paid for that metric.  However, in each case, due in part to the nature of the Company's business, including the substantial impact on the Company's financial results of fluctuations in aluminum prices over which management exercises no control, the Committee retains absolute discretion to modify or eliminate any incentive awards if the Committee determines such actions are warranted.

The following table summarizes the Company's achievements with respect to the AIP EBITDA and safety performance metrics for 2016:

Operating Result	% of Aggregate Award If Target Achieved	Targets	Achievement

EBITDA	50%
We consider the EBITDA targets to be confidential, and the disclosure of those targets would cause competitive harm to Century. The EBITDA targets are based on business plan assumptions that may allow our competitors to be able to predict our pricing strategies or our ability to match certain prices.

Performance of this factor was below target for the measurement period both on a consolidated basis and for the Company's North America Operations, and the Committee determined a 50% payout of target for this factor for each of our named executive officers.

Safety	20% (10% weighted to each of TCIR and DART)
For each named executive officer other than Mr. Hoerner, (i) consolidated TCIR of 1.76 and (ii) consolidated DART of 1.02. For Mr. Hoerner, North American operations (i) TCIR of 1.94 and (ii) DART of 1.22.

Consolidated TCIR was 94% of target, which resulted in an 123% payment for this factor for each of Mr. Bless, Mr. Gary and Ms. Harrison. North American operations TCIR was 96% of target, which resulted in a 121% payout for this factor for Mr. Hoerner.

Consolidated DART was 98% of target, which resulted in a 110% payment for this factor for Mr. Bless, Mr. Gary and Ms. Harrison. North American operations DART was 88% of target, which resulted in a 93% payout for this factor for Mr. Hoerner.

As explained above, 30% of an executive officer's target annual incentive relates to individual job performance. The Committee's evaluation of individual contributions is based on individual performance goals established at the beginning of each period. For our named executive officers, individual performance objectives for 2016 included goals and objectives tied to operational performance and other Company initiatives and strategies applicable to each executive's area of responsibility. These performance goals do not, however, necessarily result in automatic payouts but provide a context for the Committee to evaluate performance. The Committee also receives a year-end performance assessment and recommendation for each executive officer (other than the CEO) from the CEO. The determination of each executive's individual performance is not strictly formulaic given the inherent difficulty in quantifying individual performance. Accordingly, payouts for individual performance are subject to the discretion of the Committee in assessing each executive's individual performance. For 2016, the Committee approved individual performance for our named executive officers ranging from 90% to 200% of target, with our CEO achieving 90% of target.
2016 AIP Payout
The annual incentives paid to Messrs. Bless, Gary, Hoerner and Ms. Harrison for 2016 are set forth below. In connection with his termination of employment with the Company in December 2016, Mr. Dillon forfeited his 2016 AIP award.

Name	Target Non-Equity Incentive Compensation pursuant to the 2016 Annual Incentive Plan	Actual Non-Equity Incentive Compensation Paid pursuant to the 2016 Annual Incentive Plan
Mr. Bless	$850,000	$640,220
Mr. Hoerner	297,500	238,238
Mr. Gary	294,000	318,461
Ms. Harrison	152,500	119,438

Long-Term Incentive Awards
The Company's Long-Term Incentive Plan (LTIP) is designed to increase the stock ownership position of our executive management team, align executive compensation with the interests of the Company's stockholders by linking compensation to stock price performance and total stockholder return and encourage retention over the multi-year performance period. We provide two types of LTIP awards: time-vested performance share units (TVPSUs), which do not contain any performance-based vesting requirements, and performance units (PSUs). TVPSUs are time-vesting equity awards that cliff-vest in their entirety at the completion of the three-year performance period provided the executive continues to be employed by the Company as of the end of the three-year period. PSUs vest based on the achievement of pre-determined Company performance metrics over a three-year performance period, subject to the discretion of the Committee. While PSUs have historically been cash-settled awards, in 2016 the Committee made the decision to award stock-settled PSUs in lieu of cash-settled awards. The Committee believes that its decision to grant a higher proportion of equity-based awards in 2016 further aligns the interests of our executives with our shareholders and reflects the Company's commitment to the pay-for-performance philosophy.
2016-2018 LTIP. In 2016, the Committee approved grants of long-term incentive awards to the Company’s named executive officers expressed, at target level of achievement, as a percentage of base salary: Mr. Bless 250%, Mr. Gary 140%, Messrs. Hoerner and Dillon 120% and Ms. Harrison 60%.
Three-fourths of Mr. Bless’ 2016-2018 LTIP awards were granted in the form of stock-based PSUs and one-fourth in the form of TVPSUs. For each of the Company’s other named executive officers receiving such awards, two-thirds of the award was granted in the form of stock-based PSUs and one-third was granted in the form of TVPSUs. The higher proportion of performance-based awards further promotes the alignment of pay-for-performance while the time-vesting stock awards encourage retention and long-term value creation.
The 2016 PSUs vest at the completion of a three-year performance period that commenced on January 1, 2016 and ends on December 31, 2018 (the “Performance Period”) based upon the Company's TSR relative to the average TSR of the following peer group of aluminum industry companies for the Performance Period: Alcoa Corp., Alumina Limited, Aluminum Corp. of China Limited, Norsk Hydro ASA and United Co Rusal PLC.
The Committee established the following range of targets and achievement percentages with respect to TSR for the Performance Period, which remain unchanged from the prior year:

	TSR Percentile Ranks	Achievement Percentage
Maximum	150% of Peer Average	200%
Target	100% of Peer Average	100%
Threshold	70% of Peer Average	50%
Below Threshold	<70% of Peer Average	0
The Committee believes that basing the 2016-2018 LTIP performance unit awards entirely on TSR aligns management's and the Company's stockholders' interests by incentivizing management to increase the Company's long-term share price performance. TSR is defined as the change in value of the applicable stock price for the Performance Period, with any dividends during such period being reinvested. TSR is calculated by the Committee.
The 2016 TVPSUs also vest at the conclusion of the three-year Performance Period. The Committee believes that awarding some portion of the Company's long-term incentive awards in the form of time-vested equity compensation encourages retention and, more importantly, considered together with the Company's stock ownership guidelines (as further discussed below), ensures that the Company's executives own a significant number of shares of the Company's common stock, thus aligning the interests of the executives with those of the Company's stockholders and creating incentives for long-term value creation.
Results for 2014-2016 LTIP Awards. Awards under the 2014-2016 LTIP consisted of both TVPSUs and cash-settled PSUs. PSUs awarded under the 2014-2016 LTIP vested based on the Company's TSR relative to a pre-approved peer group of aluminum companies, and with the same range of targets as noted above under the description of the 2016-2018 LTIP. For the 2014-2016 performance period, the Company's TSR was approximately 86% of the average TSR of the peer group. As a result, for our executive officers other than Mr. Dillon, the performance units awarded under the 2014-2016 LTIP vested at approximately 76% of target. In connection with his termination of employment with the Company, Mr. Dillon forfeited all of his awards under the 2014-2016 LTIP.

Retirement Benefits
We maintain a 401(k) Plan for our U.S. based salaried employees, including our named executive officers. The Century Aluminum 401(k) Plan is a tax-qualified retirement savings plan pursuant to which our U.S. based salaried employees are able to contribute a percentage, up to the limits prescribed by the Internal Revenue Service, of their annual compensation on a pre-tax basis.  The Company also makes a matching contribution, the level of which is determined based on the employee's eligibility to receive continued accruals in the Qualified Plan (as described below).
We also maintain a non-contributory defined benefit pension plan, which we refer to as our "Qualified Plan," and a Supplemental Retirement Income Benefit Plan, or "SERP," both of which are closed to new participants. Participants in the Qualified Plan who were under age 50 as of January 1, 2015, which included all of our named executive officers other than Mr. Hoerner, are no longer eligible for future accruals under the Qualified Plan but instead are entitled to a matching contribution under the Century Aluminum 401(k) Plan equal to 100% of such employee's contributions up to 6% of eligible compensation and a discretionary non-elective contribution of either 3% or 6% of eligible compensation based on the employee's hire date. Employees of the Company prior to January 1, 2015 who were age 50 or older as of such date, including Mr. Hoerner, continued to be eligible for accruals under the Qualified Plan and are entitled to a matching contribution under the Century Aluminum 401(k) Plan equal to 100% of such employee's contributions up to 4% of eligible compensation, and 50% of such employees' contributions up to the next 2% of eligible compensation. The SERP, provides participating executive officers with an additional retirement benefit equal to the amount that would normally be paid under our Qualified Plan if there were no annual compensation limitations under Sections 415 and 401(a)(17) of the Internal Revenue Code (the "Code").  Benefit accruals under the SERP ceased as of January 1, 2015.
In connection with the cessation of benefit accruals under the SERP, in December 2015, the Committee approved and adopted a new nonqualified deferred compensation plan for certain members of management or highly compensated employees (the "Restoration Plan"). The Restoration Plan provides for Company contributions to eligible executives with respect to compensation above the limit provided under Section 401(a)(17) of the Code and is part of the Company's shift away from a defined benefit retirement plan structure to a defined contribution retirement plan structure. Each of our named executive officers was made a participant in the Restoration Plan entitled to contributions of 9% of eligible compensation, or 12% in the case of Mr. Bless and Ms. Harrison.
These benefits are further described below under the captions "Post-Employment Compensation" and "Potential Payments upon Termination or Change of Control."
Policies & Other Considerations
Stock ownership guidelines
We maintain stock ownership guidelines for our executives and independent directors.  We adopted these guidelines to further underscore our belief that management's interests should be aligned with those of our stockholders.
The current guidelines for Century's officers are summarized in the table below.  The guidelines are based on a fixed number of shares, which was established after giving consideration to the value of the fixed share guidelines as a percent of pay salary.  The guidelines of peers and, on a broader basis, industry practices were considered in developing this policy.

Category	Share Guideline
Chief Executive Officer	150,000
Executive Vice Presidents	48,000
Senior Vice Presidents	18,000
Vice Presidents	6,000
Officers have five years from the later of the date of hire or the effective date of the guidelines to meet these ownership guidelines.  Officers who are subsequently promoted to a higher category of participant level will have five years from the date of promotion to achieve their increased share guideline.  Each of our current named executive officers is in compliance with these guidelines or within the applicable grace period.

Company Policy Regarding "Short Sales," Pledging and Hedging of Company Stock
The Company's insider trading policy prohibits our officers, directors and all other employees from engaging in short sales or other short-position transactions in our common stock. This Company policy also prohibits our officers, directors and all other employees from entering into "put" and "call" options and other derivatives, including hedging transactions with respect to the Company's securities and prohibits pledging the Company's securities as collateral for a loan.
Clawback
The Company maintains an Incentive Compensation Recoupment Policy.  Under this policy, the Company's Board will, to the extent permitted by applicable law, in all appropriate cases, require reimbursement of any bonus or incentive compensation paid to an employee after January 1, 2008, cause the cancellation of restricted or deferred stock awards and outstanding stock options, and seek reimbursement of any gains realized on the exercise of stock options attributable to such awards, if and to the extent that: (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement; (b) the Board or an appropriate committee determines that the employee engaged in any fraud or misconduct which caused or contributed to the need for the restatement; and (c) the amount of the bonus or incentive compensation that would have been awarded to the employee had the financial results been properly reported would have been lower than the amount actually awarded.
Timing of Equity Awards
Generally, the Committee makes incentive pay decisions for our named executive officers at regularly scheduled Committee and Board meetings.  Typically, annual incentive awards are approved in the first quarter of each year. The Committee may also make compensation determinations at other times during the year for newly-hired executives or in connection with the promotion of existing employees.  The Committee does not time any form of compensation award, including equity-based awards, to coincide with the release of material non-public information.
Income Tax Consequences
The Code generally disallows a tax deduction for annual compensation in excess of $1 million paid to certain executive officers; however, compensation above $1 million is deductible if such compensation is “performance-based” and meets other criteria as specified under Section 162(m) of the Code.
The Committee has considered the impact of Section 162(m) on the design of our compensation program.  However, the nature of our business, not the least of which is the impact of aluminum prices and other commodities on our results, limits the ability to pre-determine meaningful goals without substantial subsequent discretionary adjustments.  The Committee believes that such discretion is necessary and would not be available as a compensation management tool if incentive payments were to be “performance-based” as defined and required under Section 162(m).  Accordingly, it is not the Committee's goal for all compensation to be deductible by us under Section 162(m).
The Committee will continue to consider and weigh the potential loss of expense deductions against its need for discretion in designing programs for the named executive officers.  The Committee does not expect the loss of any such deductions to have a significant impact on Century.
Compensation Risk Assessment
The Committee reviews the relationship between the Company's risk management policies and practices and the incentive compensation provided to the Company's named executives to confirm that the Company's incentive compensation does not encourage unnecessary or excessive risks. The Committee also reviews the relationship between risk management policies and practices, corporate strategy and senior executive compensation.
Overall, the Committee believes the Company's compensation programs are balanced and focused on the long-term. Under the Company's compensation structure, management can achieve the highest amount of compensation through consistent superior performance over extended periods of time. This incentivizes management to manage the Company for the long term and to avoid excessive risk-taking in the short-term. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure and the elements of compensation are similarly balanced among cash, time-vested performance share units (which do not contain any performance-based vesting requirements and settle in Century stock), and performance-based awards. With limited exceptions, the Committee retains absolute discretion to modify or eliminate any incentive awards if the Committee determines such actions are warranted.

The Committee reviewed a comprehensive compensation risk assessment conducted independently by Frederic Cook. The assessment focused on the design and application of the Company’s executive and non-executive compensation programs and whether such programs encourage excessive risk taking by executive officers and other employees.  Based on this assessment and the Committee’s review, the Committee believes that the Company’s executive compensation programs (i) do not motivate our executive officers or our non-executive employees to take excessive risks, (ii) are well designed to encourage behaviors aligned with the long-term interests of stockholders, and (iii) are not reasonably likely to have a material adverse effect on the Company.
Employment Agreements
The Company does not currently have employment agreements with any of the named executive officers, each of whom is an at-will employee of the Company.
Severance and Change in Control Benefits
The Company's policy is to provide certain severance and change in control protections to the Company's named executive officers based on competitive practice in the industry.  We believe that providing the Company's executives with specified benefits in the event of termination of employment under certain circumstances helps us to retain executives and maintain leadership stability. Furthermore, we believe the change in control protections serve to maximize stockholder value by creating incentives for named executive officers to explore strategic transactions and work to bring such transactions to fruition if appropriate.
In furtherance of the foregoing, in 2014, the Company adopted the Amended and Restated Executive Severance Plan (the "Executive Severance Plan"). The Executive Severance Plan provides severance benefits under certain circumstances (such as by the Company without cause or upon the death or disability of the executive) or in connection with a change in control of the Company. Severance benefits following a change in control are only provided on a "double trigger" basis, meaning that payment of the benefit is not awarded unless the executive's employment is terminated by the Company without cause or by the executive upon certain enumerated changes in his or her employment terms within an agreed period following the change in control. We believe the double trigger vesting structure strikes a balance between the severance protection and retention effects described above, without providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change in control transaction.  We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive management and who may perceive this goal to be undermined if executives receive significant acceleration payments in connection with such a transaction and are no longer required to continue employment to earn these payments.
Provisions of these arrangements for the Company's named executive officers that relate to severance pay and termination benefits (including upon a change in control) are described below in further detail below in the section entitled "Potential Payments and Benefits Upon Termination."

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Century Aluminum Company, have reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with Century management and based on such review and discussions, the Compensation Committee recommended to Century's Board that the Compensation Discussion and Analysis be included in Century's 2016 Annual Report on Form 10-K and Century's 2017 proxy statement.
Respectfully Submitted,
The Compensation Committee

Jarl Berntzen (Chair)
Terence Wilkinson

SUMMARY COMPENSATION TABLE
The following table sets forth the compensation of our named executive officers during the 2016, 2015 and 2014 fiscal years.

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)	Stock Awards ($)(b)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)(c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(d)	All Other Compensation ($)(e)	Total ($)	Total Excluding 2016-2018 Stock Settled PSU Awards($)(f)
Michael Bless	2016	844,792	—	2,258,789	—	1,818,939	149,330	197,474	5,269,324	3,575,232
President and Chief Executive Officer	2015	825,000	—	508,165	—	1,381,671	—	165,454	2,880,290
	2014	815,863	—	524,061	—	2,743,781	798,213	25,517	4,907,435

Jesse Gary	2016	413,750	—	625,021	—	529,059	11,388	71,367	1,650,585	1,233,694
Executive Vice President, General Counsel and Secretary	2015	386,875	—	155,555	—	413,803	—	113,142	1,069,375
	2014	375,000	—	139,614	—	215,578	49,074	13,530	792,796

John Hoerner	2016	421,875	—	542,104	—	483,297	72,030	55,728	1,575,034	1,213,450
Executive Vice President, North American Operations	2015	407,917	—	161,461	—	352,285	47,495	132,979	1,102,137
	2014	393,750	—	162,460	—	566,271	74,074	15,660	1,212,215

Michelle Harrison	2016	300,833	—	194,517	—	189,637	57,407	52,989	795,383	665,640
Senior Vice President, Finance and Treasurer	2015	282,917	—	46,761	—	185,557	—	46,306	561,541
	2014	275,000	—	46,538	—	260,627	208,295	13,290	803,750

Rick Dillon (g)	2016	376,904	—	522,974	—	—	—	32,625	932,503	583,682
Former Executive Vice President & Chief Financial Officer	2015	400,000	—	157,529	—	331,522	13,547	57,927	960,525
	2014	216,667	118,059	146,003	—	218,550	—	64,703	763,982

(a)						Represents the actual amounts received for the applicable calendar year. Annual salary adjustments are generally effective in March.

(b)
Represents the grant date fair value of TVPSUs and, solely with respect to 2016, stock-settled PSUs granted to the named executive officer in the respective fiscal year, calculated in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the award values may be found in Note 12 to our 2016 audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the SEC.

For 2016, the Stock Awards column reflects the inclusion of the stock-settled PSUs awarded in 2016. In prior years, all PSUs awarded were cash-settled and reflected in the Non-Equity Incentive Plan Compensation column earned in the year such awards vested. See the "Total Excluding 2016-2018 Stock Settled PSU Awards" and footnote (f) for further discussion of the impact of this change on total compensation as reflected in the Summary Compensation Table. The amounts for 2016 attributable to the award of PSUs under the 2016-2018 LTIP were as follows: Mr. Bless - $1,694,092; Mr. Gary - $416,891; Mr. Hoerner - $361,584; Ms. Harrison - $129,743; and Mr. Dillon - $348,821. In connection with Mr. Dillon's termination of employment on December 2, 2016, all of his stock awards were forfeited.

For informational purposes, assuming the highest level of performance for PSUs, calculated by multiplying the closing price of the Company's common stock on the grant date by the maximum number of shares that could be issued upon vesting of the PSUs granted, the value of such awards is as follows: Mr. Bless - $3,388,184; Mr. Gary - $833,782; Mr. Hoerner - $723,168; Ms. Harrison - $259,486; and Mr. Dillon - $697,642.

(c)
Represents amounts earned by the named executive officer under the 2016 AIP and for cash settled PSUs awarded under the 2014-2016 LTIP. The amounts in this column for 2016 attributable to the vesting of cash-settled PSUs awarded under the 2014-2016 LTIP were as follows: Mr. Bless - $1,178,719; Mr. Gary - $210,598; Mr. Hoerner - $245,059; and Ms. Harrison - $70,199.

(d)
Represents the change in the actuarial present value of accumulated retirement benefits. The fluctuation in value year-over-year is primarily due to changes in the discount rate. For Mr. Hoerner, the present value of his benefit is also increased by continued benefit accruals. Mr Dillon's pension benefit was not vested at the time of his termination of employment with the Company on December 2, 2016. As a result, Mr. Dillon forfeited all accruals under the Qualified Plan.

(e)
Amounts presented in the "All Other Compensation" column for 2016 include (i) Company contributions under the Company's Restoration Plan of $165,674 for Mr. Bless, $39,037 for Mr. Gary, $37,168 for Mr. Hoerner and $20,899 for Ms. Harrison; (ii) Company contributions under the Company’s 401(k) plan of $31,800 for each of Messrs. Bless, Gary, Dillon and Ms. Harrison and $15,900 for Mr. Hoerner and (iii) Company contributions for supplemental life insurance benefits.

(f)
As a result of the Committee's decision to award stock-settled PSUs in 2016 in lieu of cash-settled awards, SEC rules require the Summary Compensation Table reflect for 2016 the value of the PSUs awarded under two LTIP plan cycles: the grant date fair value of the stock-based 2016-2018 LTIP and the cash amount earned upon vesting of the cash-settled 2014-2016 LTIP. This column supplements the information otherwise presented here to reflect only the 2014-2016 PSUs, so as to show a consistent presentation with prior year disclosures, which only included amounts earned upon vesting of previously granted cash-settled PSUs. The amounts reported in this column differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation.

(g)
In connection with his termination of employment on December 2, 2016, Mr. Dillon forfeited all unvested awards under the 2014-2016 LTIP, the 2015-2017 LTIP, the 2016-2018 LTIP and the 2016 AIP, representing all amounts presented in the 2016 Stock Awards and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table.

GRANTS OF PLAN BASED AWARDS
The following table sets forth information regarding the long-term incentive awards granted to our named executive officers in 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)			Estimated Future Payouts Under Equity Incentive Plan Awards(#)			All Other Stock Awards: Number of Shares of Stock(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards (#/Sh)	Grant Date Fair Value of Stock and Option Award($) (d)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum

Michael Bless
AIP (a)		412,500	825,000	1,650,000
2016-2018 LTIP(b)	3/22/2016				116,673	233,346	466,692				1,694,092
2016-2018 LTIP(c)	3/22/2016							77,782			564,697
Jesse Gary
AIP (a)		138,250	276,500	553,000
2016-2018 LTIP(b)	3/22/2016				28,712	57,423	114,846				416,891
2016-2018 LTIP(c)	3/22/2016							28,668			208,130
John Hoerner
AIP (a)		143,500	287,000	574,000
2016-2018 LTIP(b)	3/22/2016				24,903	49,805	99,610				361,584
2016-2018 LTIP(c)	3/22/2016							24,865			180,520
Michelle Harrison
AIP (a)		71,250	142,500	285,000
2016-2018 LTIP(b)	3/22/2016				8,936	17,871	35,742				129,743
2016-2018 LTIP(c)	3/22/2016							8,922			64,774
Rick Dillon (e)
AIP (a)		140,000	280,000	560,000
2016-2018 LTIP(b)	3/22/2016				24,024	48,047	96,094				348,821
2016-2018 LTIP(c)	3/22/2016							23,988			174,153

(a)
Represents the threshold, target and maximum potential cash payments under the 2016 AIP. Subject to the discretion of the Committee, if the minimum performance criteria are not achieved for the threshold level, no cash payments will be awarded. Potential payout at target level of performance for 2016 was 100% of base salary for Mr. Bless, 70% of base salary for each of Mr. Gary, Mr. Hoerner and Mr. Dillon and 50% of base salary for Ms. Harrison. The actual amounts earned for 2016 are included in the amounts reflected in the Non-Equity Incentive Payments column of the Summary Compensation Table.

(b)
Represents the threshold, target and maximum potential awards for PSUs granted under the 2016-2018 Long Term Incentive Plan. Subject to the discretion of the Committee, if the minimum performance criteria are not achieved for the threshold level, no payments will be awarded. Awards will be settled in 2018 after consideration by the Committee.

(c)											Represents the number of TVPSUs granted to the named executive officer under the 2016-2018 Long-Term Incentive Plan.
(d)
The values represent the grant date fair value of the stock awards determined in accordance with FASB ASC Topic 718, which is also equal to the closing price of the Company's common stock on March 22, 2016 of $7.26.

(e)											In connection with his termination of employment on December 2, 2016, Mr. Dillon forfeited all TVPSUs and PSUs awarded under the 2016-2018 LTIP and all awards under the 2016 AIP.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information regarding outstanding equity awards for the Company's named executive officers as of December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(#)		Market Value of Shares or Units of Stock that Have Not Vested($) (e)
Michael Bless	27,618	—		6.55	5/4/2019	346,664	(a)	2,967,444

Jesse Gary	—	—	—	—		96,969	(b)	830,055

John Hoerner	—	—	—	—		85,961	(c)	735,826

Michelle Harrison	14,398	—	—	6.55	5/4/2019	30,063	(d)	257,339
						—		—
Rick Dillon (f)	—	—	—	—		—		—

(a)
The amount represents (1) 77,782 of time-vested performance share units granted under the 2016-2018 Long-Term Incentive Plan, which vest on December 31, 2018; (2) 233,346 performance units granted under the 2016-2018 Long-Term Incentive Plan, which vest on December 31, 2018; and (3) 35,536 of time-vested performance share units granted under the 2015-2017 Long-Term Incentive Plan, which vest on December 31, 2017.

(b)
The amount represents (1) 28,668 of time-vested performance share units granted under the 2016-2018 Long-Term Incentive Plan, which vest on December 31, 2018; (2) 57,423 of performance units granted under the 2016-2018 Long-Term Incentive Plan, which vest on December 31, 2018; and (3) 10,878 of time-vested performance share units granted under the 2015-2017 Long-Term Incentive Plan, which vest on December 31, 2017.

(c)
The amount represents (1) 24,865 of time-vested performance share units granted under the 2016-2018 Long-Term Incentive Plan, which vest on December 31, 2018; (2) 49,805 of performance units granted under the 2016-2018 Long-Term Incentive Plan, which vest on December 31, 2018 and (3) 11,291 of time-vested performance share units granted under the 2015-2017 Long-Term Incentive Plan, which vest on December 31, 2017.

(d)
The amount represents (1) 8,922 of time-vested performance share units granted under the 2016-2018 Long-Term Incentive Plan, which vest on December 31, 2018; (2) and 17,871 of performance units granted under the 2016-2018 Long-Term Incentive Plan, which vest on December 31, 2018; and (3) 3,270 of time-vested performance share units granted under the 2015-2017 Long-Term Incentive Plan, which vest on December 31, 2017.

(e)	Based on the closing market price for shares of our common stock of $8.56 on December 30, 2016.
(f)	In connection with Mr. Dillon's termination of employment, all of his unvested equity awards were forfeited.

OPTION EXERCISES AND STOCK VESTED
The following table sets forth information regarding shares of the Company's common stock that vested during 2016 for each of our named executive officers. No named executive officers exercised options during 2016.

Name	Number of Shares Acquired on Vesting(#)(a)	Value Realized on Vesting($)
Michael Bless	42,161	360,898
Jesse Gary	11,232	96,146
John Hoerner	13,070	111,879
Michelle Harrison	3,744	32,049
Rick Dillon (b)	—	—

(a)	Amounts represent TVPSUs awarded under the 2014-2016 Long-Term Incentive Plan that vested on December 31, 2016.
(b)	In connection with Mr. Dillon's termination of employment on December 2, 2016, all of his unvested equity awards were forfeited.
Post-Employment Compensation
Pension Benefits
As discussed above under the heading “Retirement Benefits,” we maintain a non-contributory defined benefit pension plan which we refer to as our Qualified Plan for our U.S. based salaried employees who were employed prior to January 1, 2015 and who meet certain additional eligibility requirements, including at least one full year of service with the Company. Although closed to new participants, the Qualified Plan as it applies to our named executive officers provides lifetime annual benefits starting at age 62 equal to 12 multiplied by the greater of: (i) 1.5% of final average monthly compensation multiplied by years of credited service (up to 40 years), or (ii) $32.25 multiplied by years of credited service (up to 40 years), less the total monthly vested benefit payable as a life annuity at age 62 under predecessor plans which we acquired. We determine final average monthly compensation under the Qualified Plan as the highest monthly average for 36 consecutive months in the 120-month period ending on the last day of the calendar month completed at or prior to a termination of service. Participants' pension rights vest after a five-year period of service, or earlier if the participant has reached the age of 62. An early retirement benefit (actuarially reduced beginning as early as age 55) and a disability benefit are also available. The compensation covered by the plan includes all compensation, subject to certain exclusions, before any reduction for 401(k) contributions, subject to the maximum limits under the Code.
The Qualified Plan was amended in the fourth quarter of 2014 to eliminate future accruals for participants who were under age 50 as of January 1, 2015 and to close the plan to new participants. Employees, including our named executive officers, who are no longer eligible for future accruals under the Qualified Plan, receive an additional matching contribution under the Century Aluminum 401(k) Plan equal to 100% of such employee's contributions up to 6% of eligible compensation and a discretionary non-elective contribution of either 3% or 6% of eligible compensation based on the employee's hire date. Employees of the Company who were aged 50 or older as of January 1, 2015 continued to be eligible for accruals under the Qualified Plan and are not eligible for the higher matching contribution rate under the Century Aluminum 401(k) Plan.
Mr. Bless and Ms. Harrison also participate in the SERP.  The SERP, which is also closed to new participants, provides participating executive officers with an additional retirement benefit equal to the amount that would normally be paid under our Qualified Plan if there were no annual compensation limitations under Sections 415 and 401(a)(17) of the Code.  Final average monthly compensation for purposes of calculating the supplemental benefit will be based on the average of the highest three calendar years' annual compensation over the last 10 calendar years of employment. Benefit accruals under the SERP ceased automatically as of January 1, 2015.

2016 Pension Benefits
Name (a)	Plan Name	Number of Years of Credited Service (b)	Present Value of Accumulated Benefit ($)
Michael Bless	Qualified Plan	8.92	581,275
	SERP		1,168,167

Jesse Gary	Qualified Plan	4.83	97,663

John Hoerner	Qualified Plan	5.33	285,910

Michelle Harrison	Qualified Plan	14.67	406,182
	SERP		125,721

(a)			As a result of Mr. Dillon's termination of employment with the Company prior to the completion of five years of service, Mr. Dillon forfeited all accruals under the Qualified Plan.
(b)
 Under the Qualified Plan, as amended, participants who were under the age of 50 as of January 1, 2015 are no longer eligible for future accruals. This includes all named executive officers except for Mr. Hoerner.

Deferred Compensation
As discussed above under the heading "Retirement Benefits," in 2015 we adopted the Restoration Plan which is a non-tax-qualified deferred compensation plan designed to provide a benefit based on a notional benefit account balance, accumulated from initial and annual contribution credits and deemed investment earnings. The Restoration Plan provides for Company contributions to eligible executives with respect to compensation above the limit provided under Section 401(a)(17) of the Code. Each of our named executive officers was made a participant in the Restoration Plan entitled to contributions of 9% of eligible compensation, or 12% in the case of Mr. Bless and Ms. Harrison.

Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY($)(a)	Aggregate Earnings in Last FY ($)(a)	Aggregate Withdrawals/Distributions($)	Aggregate Balance at December 31, 2016($)
Michael Bless	—	165,674	14,754	—	314,082
Jesse Gary	—	39,037	10,069	—	129,918
John Hoerner	—	37,168	10,200	—	164,437
Michelle Harrison	—	20,899	1,733	—	36,848
Rick Dillon	—	—	—	—	—

(a)
Amounts shown represent the vested balance of deferred retirement benefits under the Company's Restoration Plan. All amounts in this column are also reported as "All Other Compensation" in the Summary Compensation Table. As a result of Mr. Dillon's termination of employment prior to December 31, 2016, Mr. Dillon forfeited all contributions for 2016.

Potential Payments and Benefits upon Termination
Estimated Payments Upon Termination Due to Death, Disability or Retirement
In the event of termination due to death, disability or retirement after age 62, a named executive officer would be entitled to a pro-rata portion of his or her earned annual incentive award for the year of termination. In addition, upon any such termination, such executive's LTIP awards would vest pro-rata based on the number of days of the plan period which have passed prior to termination, or in such greater amount as may be determined by the Committee in its discretion. The named executive officer's pro-rata portion of his or her PSUs would be paid out after the end of the applicable performance period(s) on determination by the Committee of the extent to which the applicable performance measures have been achieved, except in the case of termination due to death, in which case the pro-rated award would be earned assuming a target level of performance and paid as soon as possible following such termination.

Estimated Payments Upon a Termination in Connection with a Qualifying Acquisition or Change in Control
Under the terms of our Executive Severance Plan, if one or more of an executive officer's corporate titles is filled, by or greater than 50% of the executive officer's responsibilities are assumed by, an employee of an acquired person, then upon termination of employment during an Acquisition Protection Period (defined below) either (1) by the Company other than “for cause” or (2) by the executive for “good reason,” such named executive officer would be entitled to receive termination payments equal to: (i) either 1x or 1.5x (for a Tier 2 or Tier 1 participant, respectively) the sum of the executive’s base salary as of the date of termination plus the executive’s target annual incentive award for the year of termination and (ii) a pro-rata portion of the executive’s target annual incentive award for the year of termination. The executive would also be entitled to receive a pro-rata portion of his or her outstanding LTIP awards paid at target. The Executive Severance Plan defines an Acquisition Protection Period as the 6 months preceding and the 24 months following the date of any acquisition by the Company of securities representing 50% or more of the combined voting power or the assets or employees of another entity.
Upon termination of employment during a Change in Control Protection Period (defined below), such named executive officer would be entitled to receive termination payments equal to: (i) 1.5x or 2x (for a Tier 2 or Tier 1 participant, respectively) and (ii) a pro-rata portion of the executive’s target annual incentive award for the year of termination. Upon termination of employment during a Change in Control Protection Period, the executive would also be entitled to receive all of his or her outstanding LTIP awards paid out at target. The Executive Severance Plan defines a Change in Control Protection Period as the 6 months preceding and the 24 months following the date of any “change in control” of the Company (as defined in the Executive Severance Plan).
The Committee has approved Mr. Bless as a Tier 1 participant in the Executive Severance Plan. All of the Company’s other named executive officers have been approved by the Committee as Tier 2 participants in the Executive Severance Plan.
Estimated Payments Upon Termination for Other Reasons
Under the terms of our Executive Severance Plan, upon a termination of employment outside of a Change in Control Protection Period or an Acquisition Protection Period either (1) by the Company other than “for cause” or (2) by the executive for “good reason,” such named executive officer would be entitled to receive termination payments equal to: (i) either 1 or 1.5x (for a Tier 2 or Tier 1 participant, respectively) the executive’s base salary as of the date of termination; and (ii) a pro-rata portion of the executive’s annual incentive award for the year of termination.
In the event of termination of employment for any reason other than due to death, disability, retirement or for "cause" or "good reason" outside of an Acquisition Protection Period or a Change in Control Protection Period, all outstanding options and unvested LTIP awards are forfeited.
Additional Retirement Benefits
In the event of termination of employment for any reason, such named executive officer would be entitled to receive his or her accrued benefits under the Qualified Plan, the Restoration Plan and the SERP. These benefits are further described above under the captions “Retirement Benefits” and “Post-Employment Compensation.”
409A and Other Tax Considerations
Any amounts payable to each officer by reason of his or her termination of employment that are determined to constitute payments of “nonqualified deferred compensation,” as that term is used for purposes of Section 409A of the Code, shall be payable, together with interest thereon, on the first business day after the expiration of six months from his or her termination of employment.
The Code imposes certain excise taxes on, and limits the deductibility of, certain compensatory payments made by a corporation to or for the benefit of certain individuals if such payments are contingent upon certain changes in the ownership or effective control of the corporation or the ownership of a substantial portion of the assets of the corporation, provided that such payments to the individual have an aggregate present value in excess of three times the individual's annualized includible compensation for the base period, as defined in the Code. Pursuant to the terms of the Executive Severance Plan, certain payments may be subject to reduction if such payments result in the imposition of an excise tax. The amounts set forth in the “Potential Payments and Benefits upon Termination or Change-in-Control” table below exclude the effects of any excise tax reduction.
Former Named Executive Officers
Mr. Dillon, our former Chief Financial Officer, left the Company as of December 2, 2016. In connection with the termination of his employment with us, Mr. Dillon forfeited all payments under the 2016 AIP and all unvested LTIP awards. Because Mr. Dillon resigned his position voluntarily, Mr. Dillon was not eligible for any severance or other special payments in connection with the termination of his employment. At the time of his termination of employment, Mr. Dillon's rights under the Qualified Plan and the Restoration Plan had not vested and, as a result, all accrued amounts were similarly forfeited. Mr. Dillon received his salary through the date of his termination of employment.
Estimated Payments Table
The following table sets forth the amount of compensation payable to each of our current named executive officers upon termination in connection with a change of control or qualifying acquisition, involuntary termination for cause, involuntary termination not-for-cause, death, disability, retirement and voluntary resignation. The amounts shown assume that such termination was effective as of December 31, 2016.  The actual amount to be paid can only be determined at the time of such executive's termination.

Potential Payments and Benefits upon Termination or Change-in-Control
Named Executive Officer	Voluntary		By Company without Cause or by Officer with Good Reason		By Company with Cause		Retirement		Disability		Death		Following a Change in Control		Following a Qualifying Acquisition by the Company
Michael Bless
Salary	$—		$1,275,000		$—		$—		$—		$—		$1,700,000		$1,275,000
Bonus	—		850,000	(a)	—		850,000	(a)	850,000	(a)	850,000	(a)	2,550,000		2,125,000
Qualified Retirement Benefits	581,275	(b)	581,275	(b)	581,275	(b)	581,275	(b)	581,275	(b)	290,637.5	(d)	581,275	(b)	581,275	(b)
Nonqualified Retirement Benefits	314,083	(c)	314,083	(c)	—	(c)	314,083	(c)	314,083	(c)	314,083	(c)	314,083	(c)	314,083	(c)
SERP	1,168,167	(b)	1,168,167	(b)	1,168,167	(b)	1,168,167	(b)	1,168,167	(b)	584,083.5	(d)	1,168,167	(b)	1,168,167	(b)
TVPSUs	—		—		—		424,730	(e)	424,730	(e)	424,730	(e)	970,002	(e)	424,730	(e)
PSUs	—		—		—		1,697,064	(f)	1,697,064	(f)	1,697,064	(f)	3,544,317	(f)	1,697,064	(f)
Insurance Continuation	—		35,076		—		—		—		—		35,076		35,076
Total	$2,063,525		$4,223,601		$1,749,442		$5,035,319		$5,035,319		$4,160,599		$10,862,920		7,620,395

Jesse Gary
Salary	$—		$420,000		$—		$—		$—		$—		$630,000		420,000
Bonus	—		294,000	(a)	—		294,000	(a)	294,000	(a)	294,000	(a)	735,000		588,000
Qualified Retirement Benefits	97,663	(b)	97,663	(b)	97,663	(b)	97,663	(b)	97,663	(b)	48,832	(d)	97,663	(b)	97,663	(b)
Nonqualified Retirement Benefits	129,917	(c)	129,917	(c)	—	(c)	129,917	(c)	129,917	(c)	129,917	(c)	129,917	(c)	129,917	(c)
TVPSUs	—		—		—		143,876	(e)	143,876	(e)	143,876	(e)	338,514	(e)	143,876	(e)
PSUs	—		—		—		369,069	(f)	369,069	(f)	369,069	(f)	787,048	(f)	369,069	(f)
Insurance Continuation	—		23,734		—		—		—		—		35,601		23,734
Total	$227,580		$965,314		$97,663		$1,034,525		$1,034,525		$985,694		$2,753,743		1,772,259

Named Executive Officer	Voluntary		By Company without Cause or by Officer with Good Reason		By Company with Cause		Retirement		Disability		Death		Following a Change in Control		Following a Qualifying Acquisition by the Company
John Hoerner
Salary	$—		$425,000		$—		$—		$—		$—		$637,500		425,000
Bonus	—		297,500	(a)	—		297,500	(a)	297,500	(a)	297,500	(a)	743,750		595,000
Qualified Retirement Benefits	285,910	(b)	285,910	(b)	285,910	(b)	285,910	(b)	285,910	(b)	142,955	(d)	285,910	(b)	285,910	(b)
Nonqualified Retirement Benefits	164,437		164,437		—		164,437		164,437	(c)	164,437	(c)	164,437	(c)	164,437	(c)
TVPSUs	—		—		—		135,382	(e)	135,382	(e)	135,382	(e)	309,495	(e)	135,382	(e)
PSUs	—		—		—		360,886	(f)	360,886	(f)	360,886	(f)	754,495	(f)	360,886	(f)
Insurance Continuation	—		15,919		—		—		—		—		23,879		15,919
Total	$450,347		$1,188,766		$285,910		$1,244,115		$1,244,115		$1,101,160		$2,919,466		1,982,534

Michelle Harrison
Salary	$—		$305,000		$—		$—		$—		$—		$457,500		305,000
Bonus	—		152,500	(a)	—		152,500	(a)	152,500	(a)	152,500	(a)	381,250		305,000
Qualified Retirement Benefits	406,182	(b)	406,182	(b)	406,182	(b)	406,182	(b)	406,182	(b)	203,091	(d)	406,182	(b)	406,182	(b)
Nonqualified Retirement Benefits	36,848	(c)	36,848	(c)	—	(c)	36,848	(c)	36,848	(c)	36,848	(c)	36,848	(c)	36,848	(c)
SERP	125,721	(b)	125,721	(b)	125,721	(b)	125,721	(b)	125,721	(b)	62,860.5	(d)	125,721	(b)	125,721	(b)
TVPSUs	—		—		—		44,118	(e)	44,118	(e)	44,118	(e)	104,364	(e)	44,118	(e)
PSUs	—		—		—		114,357	(f)	114,357	(f)	114,357	(f)	248,024	(f)	114,357	(f)
Insurance Continuation	—		23,734		—		—		—		—		35,601		23,734
Total	$568,751		$1,049,985		$531,903		$879,726		$879,726		$613,775		$1,795,490		1,360,960

(a)	Amounts shown assume a payout at target under the 2016 AIP.
(b)
Amount shown will not be paid to named executive as a lump sum. Rather, the amount represents the actuarial calculated present value of benefits that will be received upon obtaining normal retirement age (62).

(c)	Under the Restoration Plan, amounts shown may be paid in a lump sum or installments for a period of 2-10 years as elected by the participant.
(d)
Amount shown will not be paid to named executive as a lump sum. Rather, amount represents the actuarial calculated present value of benefits that will be paid to a surviving spouse as an annuity upon named executive obtaining death.

(e)
Represents the value of TVPSUs under the 2015-2017 LTIP and the 2016-2018 LTIP. TVPSUs vest on a pro-rated basis on termination due to retirement, disability, death or termination of employment in connection with a qualifying acquisition and at 100% of target following termination of employment in connection with a change in control. Value is based on our December 30, 2016 closing stock price of $8.56.

(f)
Represents the value of PSUs under the 2015-2017 and 2016-2018 LTIP Plans assuming target level achievement. PSUs vest on a pro-rated basis on termination due to retirement, disability, death or a qualifying acquisition and at 100% of target following a change in control. PSUs awarded under the 2015-2017 LTIP are valued at $1.00 per unit and are cash-settled (subject to the discretion of the Committee to determine otherwise). PSUs awarded under the 2016-2018 LTIP are equity-based awards and were valued based on our December 30, 2016 closing stock price of $8.56.

PROPOSAL NO. 4: ADVISORY VOTE ON THE FREQUENCY OF THE
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In addition to providing stockholders with the opportunity to cast a "say-on-pay" advisory vote on the compensation of our named executive officers, in accordance with SEC rules, we are also providing our stockholders with the opportunity to vote an advisory (non-binding) basis on how frequently our stockholders vote on a "say on pay" vote such as Proposal No. 3. Although the vote is advisory and is not binding on the Company, the Compensation Committees will take into account the outcome of the vote when considering how frequently to hold "say-on-pay" votes. We refer to this non-binding advisory vote as the "say-on-frequency" vote. You may choose from the following alternatives: every year, every two years, every three years or you may abstain. Our last "say-on-frequency" vote was in 2011 and our stockholders voted in favor of annual frequency at that time.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF HOLDING A NON-BINDING ADVISORY VOTE ANNUALLY TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE SEC'S COMPENSATION DISCLOSURE RULES.

Certain Relationships and Related Transactions, and Director Independence.
Related Person Transaction Policy
The Company has a written policy and written procedures for the review, approval and monitoring of transactions involving Century or its subsidiaries and “related persons.” For the purposes of the policy, "related persons" include executive officers, directors and director nominees and their immediate family members, and stockholders owning five percent or greater of our outstanding stock and their family members. A copy of the Company's Related Person Transaction Policy is available in the Investor section of the Company's website, www.centuryaluminum.com, under the tab “Corporate Governance.”
The Company's Related Person Transaction Policy applies to all related person transactions entered into after its adoption. This policy applies, subject to certain specific exclusions, to any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which Century or any of its subsidiaries was or is to be a participant and where any related person had or will have a direct or indirect interest. Pursuant to the policy, the Audit Committee is responsible for reviewing related person transactions. However, all transactions with Glencore and any other transaction the Audit Committee Chair determines is material to the Company are reviewed by the independent directors, acting as a separate body of our Board. Based on its consideration of all relevant facts and circumstances, whether the transaction is on terms that are fair and reasonable to Century and whether the transaction is in the business interests of Century, the Audit Committee or independent directors, as the case may be, will decide whether or not to approve or ratify such transaction. If a related person transaction is submitted for approval after the commencement of the transaction, the Audit Committee or independent directors, as the case may be, will evaluate all options available, including the ratification, rescission or termination of such transaction, if appropriate. The policy defines certain ordinary course, non-material transactions with Glencore that are pre-approved by the independent directors. The Audit Committee receives quarterly reports of all pre-approved transactions.
Recent Related Party Transactions with Glencore
Approval of Transactions with Glencore
All transactions with Glencore, our largest stockholder, are subject to our Related Person Transaction Policy described above and are approved by the Audit Committee or by a special committee comprised solely of independent directors.
Sales to Glencore
For the year ended December 31, 2016, we derived approximately 89% of our consolidated sales from Glencore. Glencore purchases the aluminum we produce for resale.
Glencore purchased substantially all of the aluminum produced at our North American smelters during 2016 under a purchase and sale agreement, effective as of December 31, 2014 (the "2015-2016 US Sales Agreement"). The 2015-2016 US Sales Agreement expired on December 31, 2016. We have since entered into a new agreement with Glencore pursuant to which Glencore has agreed to purchase certain aluminum products produced at our North American smelters in 2017. The pricing for aluminum sold under these agreements is determined by reference to the Midwest Transaction Price plus additional negotiated product premiums.
We have also entered into an agreement with Glencore pursuant to which Glencore has agreed to purchase substantially all of the primary aluminum produced at Grundartangi through 2017 at prices based on the LME price for primary aluminum plus the European Duty Paid premium and any applicable product premiums. We also received tolling fees from Glencore under a tolling agreement that provided for delivery of primary aluminum produced at Grundartangi through June 2016. The fee paid by Glencore under this tolling agreement was based on the LME price for primary aluminum plus a portion of the European Duty Paid premium.
We believe that all of the sales transactions with Glencore were at prices that approximate market.
Financial Contracts with Glencore
We have entered into certain financial contracts with Glencore. As of December 31, 2016, we had an open position of 60,600 tonnes related to LME forward financial sales contracts with Glencore to fix the forward LME price (the "Forward Sales Contracts"). The Forward Sales Contracts settle monthly, on a ratable basis, through December 31, 2017. From time to time, we enter into financial contracts to offset fixed price sales arrangements with certain of our customers. As of December 31, 2016, we had an open position related to such arrangements of 9,531 tonnes (the "fixed for floating swaps"). Fixed for floating swaps settle at various dates up to and including January 2018. Changes in fair value and settlements of these derivative instruments are not material to the consolidated financial statements for all periods presented.
Purchases from Glencore
We purchase a portion of our alumina requirements from Glencore under a long-term supply agreement and on a spot basis. Pursuant to our current agreement, Glencore has agreed to supply us with alumina through 2017 at prices based on a published alumina index.
Transactions with BHH
We own a 40% stake in Baise Haohai Carbon Co., Ltd. (“BHH”), a carbon anode and cathode facility located in the Guangxi Zhuang Autonomous Region of China.  We have an agreement with BHH to provide carbon anodes to Grundartangi through December 31, 2017.  We believe that the carbon anodes purchased from BHH were purchased at prices that approximate market.
Summary
A summary of the aforementioned related party transactions for the years ended December 31, 2016, 2015 and 2014 is as follows:

	Year Ended December 31, (in thousands)
	2016	2015	2014
Net sales to Glencore	$1,178,631	$1,867,711	$1,262,101
Purchases from Glencore	231,850	393,158	285,167
Realized gain/(loss) on forward purchase contracts with Glencore	256	1,250	—
Purchases from BHH	10,127	46,592	47,804

OTHER MATTERS
As of the date of this proxy statement, the Board does not know of any other matters which may come before the 2017 Annual Meeting, nor has the Company received notice of any matter by the deadline prescribed by Rule 14a-4 under the Exchange Act. If any other matters properly come before the 2017 Annual Meeting, the accompanying proxy confers discretionary authority with respect to any such matters, and the persons named in the accompanying proxy intend to vote in accordance with their best judgment on such matters. All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to this solicitation, officers, directors and regular employees of Century, without any additional compensation, may solicit proxies by mail, telephone or personal contact. Morrow & Co., Inc. has been retained to assist in the solicitation of proxies for a fee of $4,500 plus reasonable out-of-pocket expenses. We will, upon request, reimburse brokerage houses and other nominees for their reasonable expenses in sending proxy materials to their principals.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2017 ANNUAL MEETING
Stockholder proposals for inclusion in the proxy materials for the Annual Meeting in 2017 should be addressed to the Company's Corporate Secretary, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606 and must be received by the deadline prescribed by Rule 14a-8 under the Exchange Act (provided that the 2017 Annual Meeting is not held more than 30 days from the first anniversary of the 2017 Annual Meeting, the applicable deadline will be January 5, 2018).  In addition, the Company's Bylaws currently require that for business to be properly brought before an Annual Meeting by a stockholder, regardless of whether included in the Company's proxy statement, the stockholder must give written notice of his or her intention to propose such business to our Corporate Secretary, which notice must be delivered to the Company's principal executive offices no later than the close of business on the 60th day prior to the first anniversary of our prior year's Annual Meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 70 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In certain circumstances, different notice periods may apply; anyone seeking to bring business at an Annual Meeting should carefully review our Bylaws and comply with all rules and procedures included therein.
Notice of stockholder proposals and nominations of director candidates must set forth as to each matter the stockholder proposes to bring before the Annual Meeting the information required by our Bylaws, which includes, among other things: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder (including any derivatives, short interests or other similar instruments held by the stockholder), (iv) any material interest of the stockholder in such proposal or any arrangements entered into with third parties with respect to such proposal and (v) any other information relating to such stockholder and each director nominee, as applicable, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies. The Bylaws further provide that the Chairman of the Annual Meeting may refuse to permit any business to be brought before an Annual Meeting that does not comply with the foregoing procedures. Any stockholder seeking to bring business at an Annual Meeting should carefully review our Bylaws and comply with all rules and procedures included therein.

We will provide without charge to each person solicited hereby, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission (without exhibits). Requests should be made to Office of the General Counsel, Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606.

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on June 19, 2017

CENTURY ALUMINUM COMPANY	Meeting Information
	Meeting Type:		Annual Meeting
	For holders as of:		April 21, 2017
	Date:	June 19, 2017	Time:	8:00 a.m., CDT
	Location:	Belmond Charleston Place Hotel
205 Meeting Street
Charleston, SC

You are receiving this communication because you held shares in Century Aluminum Company common stock on April 21, 2017.

This is not a ballot. You cannot use this notice to vote these shares.  This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. You may view the proxy materials online at www.proxyvote.com or request a paper copy (see reverse side for additional information).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

CENTURY ALUMINUM COMPANY 1 SOUTH WACKER DRIVE SUITE 1000 CHICAGO, IL 60606
See the reverse side of this notice to obtain proxy materials and voting instructions.

--------- Before You Vote ---------
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1.	Annual Report on Form 10-K	2. Notice & Proxy Statement	3. Letter to Stockholders
How to View Online:
Have the information that is printed in the box marked by the arrow à		XXXX XXXXX XXXX	(located on the
following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one by June 9, 2017. There is NO charge for requesting a copy. Please choose one of the following methods to make your request to receive a paper or email copy of these documents or to submit your delivery preference for future proxy materials:
	1) BY INTERNET:	www.proxyvote.com
	2) BY TELEPHONE:	1-800-579-1639
	3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked
by the arrow à	XXXX XXXX XXXX

--------- How To Vote ---------
Please Chose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote your shares. Directions to the annual meeting are available at www.proxyvote.com

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked
by the arrow à	XXXX XXXX XXXX	available and follow the instructions.

Vote By Phone: To vote now by Phone, dial 1-800-690-6903. Have the information that is printed in the box marked by the
arrow à	XXXX XXXX XXXX	available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 and 3.

1.	Election of Directors
Nominees:
	01)	JARL BERNTZEN	04)	DANIEL GOLDBERG
	02)	MICHAEL BLESS	05)	TERENCE WILKINSON
	03)	ERROL GLASSER

2.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending December 31, 2017.

3.	Proposal to approve, on an advisory basis, the compensation of the named executive officers.

4.	Proposal to approve, on an advisory basis, the the frequency of holding the advisory vote on the compensation of the named executive officers.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

CENTURY ALUMINUM COMPANY 1 SOUTH WACKER DRIVE SUITE 1000 CHICAGO, IL 60606

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

CENTURY ALUMINUM COMPANY
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3.
		For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors	☐	☐	☐
Nominees
	01) Jarl Berntzen	03)	Errol Glasser		05)	Terence Wilkinson
	02) Michael Bless	04)	Daniel Goldberg

The Board recommends you vote FOR proposals 2 and 3.								For	Against	Abstain

2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.							☐	☐	☐

3.	Proposal to approve on an advisory basis, the compensation of the named executive officers.							☐	☐	☐

The Board recommends you vote for 1 Year for Item 4.							1 Year	2 Year	3 Year	Abstain

4.	Proposal to approve, on an advisory basis, the frequency of holding the advisory vote on the compensation of the named executive officers.						☐	☐	☐	☐

NOTE:  By execution of this Proxy Card, the undersigned hereby authorizes the proxies to vote, in their discretion, on any other business that may properly be brought before the meeting or any postponement thereof.

For address changes/comments, mark here (see reverse for instructions)				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Century's 2017 Proxy Statement, Annual Report on Form 10-K and Letter to Stockholders; and
any amendments to the foregoing materials are available at www.proxyvote.com

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CENTURY ALUMINUM COMPANY ANNUAL MEETING OF STOCKHOLDERS June 19, 2017

The stockholders hereby appoint Jesse E. Gary and Morgan F. Walbridge, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of Century Aluminum Company that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Daylight Savings Time, at the Belmond Charleston Place Hotel, 205 Meeting Street, Charleston, South Carolina and any adjournments or postponements thereof.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3, AND FOR A FREQUENCY OF ONE YEAR WITH RESPECT TO PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side) Continued and to be signed on reverse side